Preliminary Term Sheet

WashingtonMutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR8 Trust

$ [1,070,350,100]

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Seller

Washington Mutual Bank
Servicer

Countrywide Home Loans, Inc.
Servicer

LaSalle Bank National Association
Trustee

September [18], 2006

Closing Date	September 28, 2006
Investor Settlement Date	September 28, 2006
First Distribution Date	October 25, 2006
Cut-Off Date	September 1, 2006

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS SEPTEMBER 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

WashingtonMutual Mortgage Pass-Through Certificates,
WMALT Series 2006-AR8 Trust

$[1,070,350,100]

Description of Certificates

	Principal/ Notional Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type

Expected Ratings S&P/Moody’s

1A	$ 214,408,000	3.98/4.31	1-126/1-480	Variable (3)	Senior	AAA/Aaa
2A	$ 380,426,000	3.98/4.31	1-126/1-480	Variable (4)	Senior	AAA/Aaa
CA-1B	$ 74,354,000	3.98/4.31	1-126/1-480	Variable (5)	Senior Mezz	AAA/Aaa
CA-1C	$ 74,354,000	3.98/4.31	1-126/1-480	Variable (6)	Junior Mezz	AAA/Aaa
3A-1A	$ 173,606,000	3.98/4.30	1-128/1-480	Variable (7)	Senior	AAA/Aaa
3A-1B	$ 43,402,000	3.98/4.30	1-128/1-480	Variable (8)	Junior Mezz	AAA/Aaa
R	$ 100				Senior/Residual	AAA/Aaa
C-PPP	$ 720,787,920			N/A(9)	Prepayment Penalty	AAA/Aaa
CX-1	$ 126,556,059			Variable (10)	Senior IO/PO	AAA/Aaa
CX-2-PPP	$ 720,787,920			Variable (10)	Senior IO/PO	AAA/Aaa
CX-3	$ 154,155,297			[1.00%] (11)	Senior IO	AAA/Aaa
3X-1	$ 248,720,426			Variable (10)	Senior IO/PO	AAA/Aaa
3X-2	$ 182,396,792			[0.50%] (12)	Senior IO	AAA/Aaa
L-B-1	$ 19,067,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	AA+/Aa1
L-B-2	$ 19,065,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	AA/Aa1
L-B-3	$ 6,355,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	AA-/Aa1
L-B-4	$ 6,355,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	A+/Aa1
L-B-5	$ 6,355,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	A/Aa2
L-B-6	$ 4,236,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	A-/Aa2
L-B-7	$ 4,236,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	BBB+/Aa3
L-B-8	$ 4,236,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	BBB/A1
L-B-9	$ 4,236,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	BBB-/A2
L-B-10	$ 5,931,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	BB+/Baa1
L-B-11	$ 4,236,000	7.06/7.83	1-126/1-480	Variable (13)	Subordinate	BB/Baa2
3-B-1	$ 14,923,000	7.16/7.92	1-128/1-480	Variable (14)	Subordinate	AA/Aa1
3-B-2	$ 6,839,000	7.16/7.92	1-128/1-480	Variable (14)	Subordinate	A/A1
3-B-3	$ 3,730,000	7.16/7.92	1-128/1-480	Variable (14)	Subordinate	BBB/Baa2
L-B-12	$ 3,389,000	Privately Offered Certificates			Subordinate	BB-/Ba1
L-B-13	$ 7,626,000				Subordinate	B/NR
L-B-14	$ 8,478,879				Subordinate	NR/NR
3-B-4	$ 2,487,000				Subordinate	BB/NR
3-B-5	$ 1,989,000				Subordinate	B/NR
3-B-6	$ 1,744,426				Subordinate	NR/NR
Total:	$ 1,096,064,405

(1)     Distributions on the Class 1A and Class R Certificates will be derived primarily from a pool of conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA, One-Month Libor and COFI (each as defined herein) (the "Group 1 Mortgage Loans," such Mortgage Loans, "Loan Group 1"). The Group 1 Mortgage Loans will be divided into the following three subgroups: The Mortgage Loans in Subgroup 1-A (the “Subgroup 1-A Mortgage Loans”) are Mortgage Loans that do not impose prepayment penalties. The Mortgage Loans in Subgroup 1-B1 (the “Subgroup 1-B1 Mortgage Loans”) impose a "hard" prepayment penalty (one for which the related mortgage note does not provide for any exceptions to the payment of the prepayment penalty) for voluntary prepayments in full for a period of 36 months from the date of origination of such Mortgage Loan. The Mortgage Loans in Subgroup 1-B2 (the “Subgroup 1-B2 Mortgage Loans” and, together with the Subgroup 1-B1 Mortgage Loans, the "Subgroup 1B Mortgage Loans") impose a prepayment penalty for voluntary prepayments in full.

Distributions on the Class 2A Certificates will be derived primarily from a pool of non-conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA, One-Month Libor and COFI (the "Group 2 Mortgage Loans," such Mortgage Loans, "Loan Group 2"). The Group 2 Mortgage Loans will be divided into the following three subgroups: The Mortgage Loans in Subgroup 2-A (the “Subgroup 2-A Mortgage Loans”) are Mortgage Loans that do not impose prepayment penalties. The Mortgage Loans in Subgroup 2-B1 (the “Subgroup 2-B1 Mortgage Loans”) impose a "hard" prepayment penalty (one for which the related mortgage note does not provide for any exceptions to the payment of the prepayment penalty) for voluntary prepayments in full for a period of 36 months from the date of origination of such Mortgage Loan. The Mortgage Loans in Subgroup 2-B2 (the “Subgroup 2-B2 Mortgage Loans” and, together with the Subgroup 2-B1 Mortgage Loans, the "Subgroup 2B Mortgage Loans") impose a prepayment penalty for voluntary prepayments in full.

Distributions on the Class CX-1 Certificates will be derived primarily from the Subgroup 1-A and Subgroup 2-A Mortgage Loans.

Distributions on the Class CX-2 and Class C-PPP Certificates will be derived primarily from the Subgroup 1-B and Subgroup 2-B Mortgage Loans.

Distributions on the Class CX-3 Certificates will be derived primarily from the Subgroup 1-B1 and Subgroup 2-B1 Mortgage Loans.

Distributions on the Group L-B Certificates (as defined herein) will be derived primarily from the Group 1 and Group 2 Mortgage Loans.

Distributions on the Class 3A-1A, Class 3A-1B, Class 3X-1, Class 3X-2, Class 3-PPP and Group 3-B (as defined herein) Certificates will be derived primarily from a pool of conforming balance and non-conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA and One-Month Libor (the "Group 3 Mortgage Loans," such Mortgage Loans, "Loan Group 3"). Some of the Group 3 Mortgage Loans will comprise two subgroups of certain Mortgage Loans within Loan Group 3 (such Mortgage Loans, the “Subgroup 3-A Mortgage Loans” and the “Subgroup 3-B Mortgage Loans”).

(2)     WAL and Payment Windows for the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class 3A-1A, Class 3A-1B, Group L-B Senior Subordinate Certificates (as defined herein) and Group 3-B Senior Subordinate Certificates (as defined herein) are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap (as defined herein) for Loan Group 1. In addition, if on the initial Distribution Date the certificate interest rate for the Class 1A Certificates is equal to the Net WAC Cap for Loan Group 1, the Class 1A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(4)     On each Distribution Date, the certificate interest rate for the Class 2A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 2. In addition, if on the initial Distribution Date the certificate interest rate for the Class 2A Certificates is equal to the Net WAC Cap for Loan Group 2, the Class 2A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1B Certificates will be deemed to be comprised of two components (the "Class CA-1B Group 1 Component" and the "Class CA-1B Group 2 Component", each, a "Class CA-1B Component"). Each Class CA-1B Component will have a component principal balance representing the portion of the Class CA-1B principal balance. Interest will be payable with respect to each Class CA-1B Component. The initial principal balance of the Class CA-1B Group 1 Component and Class CA-1B Group 2 Component will be approximately $[26,801,000] and $[47,553,000], respectively.

On each Distribution Date, the certificate interest rate for the Class CA-1B Group 1 Component will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 1. In addition, if on the initial Distribution Date the certificate interest rate for the Class CA-1B Group 1 Component is equal to the Net WAC Cap for Loan Group 1, the Class CA-1B Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate for the Class CA-1B Group 2 Component will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 2. In addition, if on the initial Distribution Date the certificate interest rate for the Class CA-1B Group 2 Component is equal to the Net WAC Cap for Loan Group 2, the Class CA-1B Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(6)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1C Certificates will be deemed to be comprised of two components (the "Class CA-1C Group 1 Component" and the "Class CA-1C Group 2 Component", each, a "Class CA-1C Component"). Each Class CA-1C Component will have a component principal balance representing the portion of the Class CA-1C principal balance. Interest will be payable with respect to each Class CA-1C Component. The initial principal balance of the Class CA-1C Group 1 Component and Class CA-1C Group 2 Component will be approximately $[26,801,000] and $[47,553,000], respectively.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 1 Component will be equal to the least of (i) the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 1 Component is equal to the Adjusted Net WAC Cap for Loan Group 1, the Class CA-1C Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 2 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 2 and (iii) the Maximum Loan Group 2 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 2 Component is equal to the Adjusted Net WAC Cap for Loan Group 2, the Class CA-1C Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(7)     On each Distribution Date, the certificate interest rate for the Class 3A-1A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 3. In addition, if on the initial Distribution Date the certificate interest rate for the Class 3A-1A Certificates is equal to the Net WAC Cap for Loan Group 3, the Class 3A-1A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(8)     For each Distribution Date, the certificate interest rate for the Class 3A-1B Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 3 and (iii) the Maximum Loan Group 3 Rate (as defined herein).  In addition, if on any Distribution Date the certificate interest rate for the Class 3A-1B Certificates is equal to the Adjusted Net WAC Cap for Loan Group 3, such certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(9)     Each of the Class C-PPP and Class 3-PPP Certificates will receive $100 of principal on the Distribution Date in September 2010, from a reserve fund to be funded on the Closing Date (as defined herein) with a deposit by the underwriter. The C-PPP and Class 3-PPP Certificates will not receive interest. The Class C-PPP and Class 3-PPP Certificates will also each have a notional balance; the Class C-PPP notional amount will equal the aggregate principal balance of all the Subgroup 1-B1, Subgroup 1-B2, Subgroup 2-B1 and Subgroup 2-B2 Mortgage Loans as of the Cut-Off Date and the Class 3-PPP notional amount will equal the aggregate principal balance of the Group 3 Mortgage Loans as of the Cut-Off Date. However, neither the Class C-PPP nor the Class 3-PPP Certificates will accrue interest on its notional balance. The Class C-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Subgroup 1-B1, Subgroup 1-B2, Subgroup 2-B1 and Subgroup 2-B2 Mortgage Loan. The Class 3-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 3 Mortgage Loan. See “The Class PPP Certificates” herein and the "Prepay Term (Months)" table herein for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

(10)  Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans (i) the Class CX-1 Certificates will be deemed to be comprised of an interest-only component (a “Class X IO Component”) and two principal-only components (the "Class CX-1 Subgroup 1-A PO Component" and the "Class CX-1 Subgroup 2-A PO Component" each, a “Class X PO Component”), (ii) the Class CX-2 Certificates will be deemed to be comprised of an interest-only component (a “Class X IO Component”) and two principal-only components (the "Class CX-2 Subgroup 1-B PO Component" and the "Class CX-2 Subgroup 2-B PO Component," each, a “Class X PO Component”) and (iii) the Class 3X-1 Certificates will be deemed to be comprised of an interest-only component (a “Class X IO Component”) and a principal-only component (the "Class 3X PO Component" also, a “Class X PO Component”). Interest, if any, will be payable with respect to each Class X IO Component. The Class X IO Components will not have a principal balance and principal will not be payable with respect to the Class X IO Components. Each Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to a Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the related Class X principal balance.

The amount of interest available for distribution to the Class CX-1 Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (10), the sum of:

        (1)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 1-A and the denominator of which is 12, and (ii) the Subgroup 1-A Balance (as defined herein) over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate (as defined herein) for Loan Group 1 and the denominator of which is 12, and (ii) the Subgroup 1-A Balance reduced by the principal balance of the Class CX-1 Subgroup 1-A PO Component; and

        (2)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 2-A and the denominator of which is 12, and (ii) the Subgroup 2-A Balance (as defined herein) over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Subgroup 2-A Balance reduced by the principal balance of the Class CX-1 Subgroup 2-A PO Component;

provided, however, that if one or more of Loan Group 1 or Loan Group 2 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the amount of interest available for distribution to the Class CX-1 Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

The amount of interest available for distribution to the Class CX-2 Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (10), the sum of:

        (1)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 1-B and the denominator of which is 12, and (ii) the Subgroup 1-B Balance (as defined herein) over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Subgroup 1-B Balance reduced by the principal balance of the Class CX-2 Subgroup 1-B PO Component; and

        (2)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Subgroup 2-B and the denominator of which is 12, and (ii) the Subgroup 2-B Balance (as defined herein) over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Subgroup 2-B Balance reduced by the principal balance of the Class CX-2 Subgroup 2-B PO Component;

provided, however, that if one or more of Loan Group 1 or Loan Group 2 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the amount of interest available for distribution to the Class CX-2 Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class CX-1 and Class CX-2 Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions"  in this preliminary term sheet.

Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class CX-1 and CX-2 Certificates on any Distribution Date, calculated as described above, is greater than the Maximum Class CX Interest Amount (as defined herein), then the aggregate amount of interest available for distribution to the Class CX-1 and Class CX-2 Certificates will be capped at the Maximum Class CX Interest Amount, and the amount of interest accrued on each of the Class CX-1 Subgroup 1-A PO Component, Class CX-1 Subgroup 2-A PO Component, Class CX-2 Subgroup 1-B PO Componentand Class CX-2 Subgroup 2-B PO Component, if such amount is positive, will equal its pro rata portion of the related Loan Group 1 Maximum Class CX Interest Amount or related Loan Group 2 Maximum Class CX Interest Amount, as applicable (pro rata according to such amount, calculated as described above without giving effect to this sentence).

The amount of interest available for distribution to the Class 3X-1 Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (10), the excess, if any, of:

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Loan Group 3 and the denominator of which is 12, and (ii) the Loan Group 3 Balance (as defined herein) over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 3 and the denominator of which is 12, and (ii) the Loan Group 3 Balance reduced by the Class 3X-1 Principal Balance.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class 3X-1 Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions"  in this preliminary term sheet.

(11)  For each Distribution Date, the Class CX-3 Certificates will not receive any distributions of principal, but will accrue interest on the Class CX-3 notional amount, which will equal the aggregate of the Subgroup 1-B1 Balance and Subgroup 2-B1 Balance. The initial Class 1X-3 notional amount will be approximately $[__].

(12)   For each Distribution Date, the Class 3X-2 Certificates will not receive any distributions of principal, but will accrue interest on the Class 3X-2 notional amount, which will equal the Subgroup 3-B Balance (as defined herein). The initial Class 3X-2 notional amount will be approximately $[__].

(13)  For each Distribution Date, the certificate interest rate for the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Group L-B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Group L-B Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8 Class L-B-9, Class L-B-10 or Class L-B-11 Certificates is equal to the Group L-B Adjusted Net WAC Cap, such certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

(14)   For each Distribution Date, the certificate interest rate for the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 3 and (iii) the Maximum Loan Group 3 Rate. In addition, if on any Distribution Date the certificate interest rate for the Class 3-B-1, Class 3-B-2 or Class 3-B-3 Certificates is equal to the Adjusted Net WAC Cap for Loan Group 3, such certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary

Depositor: WaMu Asset Acceptance Corp. (“WAAC”).

Trust: Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR8 Trust

Servicers: Washington Mutual Bank (“WMB”) and Countrywide Home Loans, Inc. (“Countrywide”).

Lead Manager: WaMu Capital Corp.

Trustee: LaSalle Bank National Association.

Rating Agencies: It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.

Cut-off Date: September 1, 2006.

Expected Pricing Date: On or about September [19], 2006

Closing Date: On or about September [28], 2006.

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in October 2006.

Servicing Fee for  Subgroup 1-A One-Year MTA Mortgage Loans:  The servicing fee for each Mortgage Loan serviced by WMB (each a " WMB Mortgage Loan") in Subgroup 1-A indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loanin Subgroup 1-A indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%. The servicing fee for each Mortgage Loan serviced by Countrywide (each a "Countrywide Mortgage Loan") in Subgroup 1-Aindexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for  Subgroup 1-B1 One-Year MTA Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 1-B1 indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-B1 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-B1 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 1-B2 One-Year MTA Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 1-B2 indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-B2 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-B2 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 1-A  One-Month LIBOR Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 1-A indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-A indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-A indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Subgroup 1-B1  One-Month LIBOR Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 1-B1 indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-B1 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-B1 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Subgroup 1-B2  One-Month LIBOR Mortgage Loans:  The servicing fee for each WMB Mortgage Loan in Subgroup 1-B2 indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-B2 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-B2 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Subgroup 1-A COFI Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 1-A indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-A indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%. The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-A indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for  Subgroup 1-B1 COFI Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 1-B1 indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-B1 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-B1 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for  Subgroup 1-B2 COFI Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 1-B2 indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 1-B2 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 1-B2 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for  Subgroup 2-A One-Year MTA Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-A indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 2-B1 One-Year MTA Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 2-B1 indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B1 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-B1 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 2-B2 One-Year MTA Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 2-B2 indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B2 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-B2 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 2-A  One-Month LIBOR Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-A indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Subgroup 2-B1 One-Month LIBOR Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 2-B1 indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B1 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-B1 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Subgroup 2-B2  One-Month LIBOR Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 2-B2 indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B2 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-B2 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Subgroup 2-A COFI Mortgage Loans:      The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-A indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%. The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-A indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 2-B1 COFI Mortgage Loans:      The servicing fee for each WMB Mortgage Loan in Subgroup 2-B1 indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B1 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-B1 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 2-B2 COFI Mortgage Loans:      The servicing fee for each WMB Mortgage Loan in Subgroup 2-B2 indexed to COFI will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 2-B2 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 2-B2 indexed to COFI will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Loan Group 3 One-Month LIBOR Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Loan Group 3 indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Loan Group 3 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Loan Group 3 indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Subgroup 3-B One-Month LIBOR Mortgage Loans:   The servicing fee for each WMB Mortgage Loan in Subgroup 3-B indexed to One-Month LIBOR will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 3-B indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%. [The servicing fee for each Countrywide Mortgage Loan in Subgroup 3-B indexed to One-Month LIBOR will range from [___]% to [___]%, with a weighted average of approximately [___]%.]

Servicing Fee for Loan Group 3 One-Year MTA Mortgage Loans:      The servicing fee for each WMB Mortgage Loan in Loan Group 3 indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Loan Group 3 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Loan Group 3 indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 3-A One-Year MTA Mortgage Loans:      The servicing fee for each WMB Mortgage Loan in Subgroup 3-A indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 3-A indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 3-A indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for Subgroup 3-B One-Year MTA Mortgage Loans:      The servicing fee for each WMB Mortgage Loan in Subgroup 3-B indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each WMB Mortgage Loan in Subgroup 3-B indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.  The servicing fee for each Countrywide Mortgage Loan in Subgroup 3-B indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Certificates: The “Senior Certificates” will consist of the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class 3A-1A, Class 3A-1B Certificates (collectively, the “Class A Certificates”), the Class CX-1, Class CX-2, Class CX-3, Class 3X-1, Class 3X-2 Certificates (collectively, the “Class X Certificates”) and Class R Certificates. The "Class PPP Certificates" will consist of the Class C-PPP and Class 3-PPP Certificates. The “Group L-B Senior Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates. The “Group L-B Junior Subordinate Certificates” will consist of the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates. The Group L-B Senior Subordinate Certificates and Group L-B Junior Subordinate Certificates are collectively known as the “Group L-B Certificates”. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6, Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The Group L-B Certificates and the Group 3-B Certificates are collectively known as the “Subordinate Certificates”. The Senior Certificates, the Class PPP Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior Certificates, Class PPP Certificates, Group L-B Senior Subordinate Certificates and Group 3-B Senior Subordinate Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration: Each class of Offered Certificates (other than Class R) will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment: It is anticipated that the Offered Certificates (other than the Class R and Class PPP Certificates) will be treated as REMIC regular interests for federal tax income purposes, coupled in certain cases with a right to receive additional payments pursuant to a notional principal contract and with respect to the Class CX-1, Class CX-2 and Class 3X-1 Certificates, with an obligation to make payments pursuant to a notional principal contract. The Class PPP Certificates (in respect of their right to receive certain prepayment penalties) will be treated as stripped interests in the related Mortgage Loans for federal income tax purposes. The Class R Certificate will be treated as a REMIC residual interest for tax purposes.  The Class PPP Certificates will not represent an interest in any REMIC.

SMMEA Treatment: The Class A, Class X, Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7 and Class 3-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class L-B-12, Class L-B-13, Class L-B-14, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5, Class 3-B-6 and Class PPP Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility: The Offered Certificates (other than the Class R, Class PPP, Class 3A-1B and Group 3-B Senior Subordinate Certificates) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R and Class PPP Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  The Class 3A-1B and Group 3-B Senior Subordinate Certificates may be purchased by an "insurance company general account" that holds plan assets and meets certain other requirements.  See "ERISA Considerations" in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus for additional information.

Optional Termination: When the aggregate principal balance of the Group 1 and Group 2 Mortgage Loans has been reduced to less than 10% of that balance as of September 1, 2006, WMB, as servicer, may purchase all of the Group 1 and Group 2 Mortgage Loans and separately when the aggregate principal balance of the Group 3 Mortgage Loans has been reduced to less than 10% of that balance as of September 1, 2006, WMB, as servicer, may purchase all of the Group 3 Mortgage Loans (each, an “Optional Call Date”), which will cause the retirement of the related certificates.

Accrued Interest: The price to be paid by investors for the Class CA-1C, Class 3A-1B and Subordinate Certificates will not include accrued interest (settling flat). The price to be paid by investors for the Class 1A, Class 2A, Class 3A-1A, Class CA-1B and Class X Certificates will include [27] days of accrued interest.

Interest Accrual Period: The interest accrual period for the Class CA-1C, Class 3A-1B and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis). The interest accrual period for the Class 1A, Class 2A, Class CA-1B, Class 3A-1A and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

Pricing Prepayment Speed: The Offered Certificates will be priced to a prepayment speed of 20% CPR.

Compensating Interest: Compensating interest paid by WMB with respect to the Mortgage Loans in each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group, any reinvestment income realized by WMB relating to payoffs on such Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group.

 See “Mortgage Loans Serviced By Countrywide” in this Preliminary Term Sheet for information regarding Countrywide’s obligations as servicer with respect to the Mortgage Loans serviced by Countrywide.

Mortgage Loans: As of September 1, 2006, the aggregate principal balance of the Mortgage Loans is approximately $[1,096,064,406]. As of September 1, 2006, the aggregate principal balance of the Subgroup 1-A Mortgage Loans, Subgroup 1-B1 Mortgage Loans, Subgroup 1-B2 Mortgage Loans, Subgroup 2-A Mortgage Loans, Subgroup 2-B1 Mortgage Loans, Subgroup 2-B2 Mortgage Loans, Group 3 Mortgage Loans, Subgroup 3-A Mortgage Loans and Subgroup 3-B Mortgage Loans is approximately $[34,325,688], $[68,311,166], $[202,788,253], $[92,230,370], $[85,844,130], $[ 363,844,369], $[66,323,634] and $[182,396,792], respectively.  The Group 1, Group 2 and Group 3 Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  As of September 1, 2006, WMB and Countrywide service approximately: [93.85]% and [6.15]% respectively, of the Group 1 Mortgage Loans, [97.57]% and [2.43]%, respectively, of the Group 2 Mortgage Loans, [18.66]% and [81.34]%, respectively, of the Group 3 Mortgage Loans, [97.70]% and [2.30]%, respectively, of the Subgroup 1-A Mortgage Loans, [96.51]% and [3.49]%, respectively, of the Subgroup 1-B1 Mortgage Loans, [92.30]% and [7.70]%, respectively, of the Subgroup 1-B2 Mortgage Loans, [99.31]% and [0.69]%, respectively, of the Subgroup 2-A Mortgage Loans and [98.03]% and [1.97]%,respectively, of the Subgroup 2-B1 Mortgage Loans and [97.01]% and [2.99]%,respectively, of the Subgroup 2-B2 Mortgage Loans and [24.07]% and [75.93]%, respectively, of the Subgroup 3-B Mortgage Loans. The Group 1 Mortgage Loans are conforming balance mortgage loans. The Group 2 Mortgage Loans are non-conforming balance mortgage loans. The Group 3 Mortgage Loans are conforming and non-conforming balance mortgage loans. As of September 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[271,099,419]. As of September 1, 2006, the aggregate principal balance of the Group 2 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[449,688,500]. As of September 1, 2006, the aggregate principal balance of the Group 3 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[232,829,742]. All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1 and 3] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States Treasury Security adjusted to a constant maturity of one year (the “One-Year MTA”), the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of fifteen days before the applicable interest rate adjustment date (“One-Month LIBOR”) or based upon an Index rate of the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco (“COFI”). After the initial fixed interest rate period, the interest rate for most Mortgage Loans will adjust monthly to equal the sum of the related Index and the gross margin. As of the Cut-off Date, approximately []% of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”) (In the case of (a) [15] Group 1 Mortgage Loans with an the aggregate principal balance, as of September 1, 2006, of $[2,905,992], (b) [6] Group 2 Mortgage Loans with an the aggregate principal balance, as of September 1, 2006, of $[4,277,848] and (c) [0] Group 3 Mortgage Loans with an the aggregate principal balance, as of September 1, 2006, of $[0], the Minimum Monthly Payment for these Mortgage Loans will have an initial adjustment date 5 years after the related first Due Date, and after this initial 5 year period, will adjust annually thereafter)].  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, and on the final payment adjustment date, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage - (either 110% or 115%) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”). The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[1,096,064,406] subject to an increase or decrease of up to 10%. It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
ALLIANCEBANCORP	[29.43]%
COUNTRYWIDE HOME LOANS	[21.38]%
TOTAL	[50.81]%

See “Originator Disclosure” section.

Class PPP Certificates: With respect to each WMB Mortgage Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by WMB, as servicer, pursuant to the pooling agreement if WMB, as servicer, waives a penalty on a voluntary full prepayment of a WMB Mortgage Loan other than in accordance with the standards set forth in the pooling agreement, or paid by the Depositor pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a WMB Mortgage Loan that requires payment of a penalty on voluntary full prepayment (each an “Assigned Prepayment Penalty”) will be distributed to the holders of the Class PPP Certificates in the following manner: on each Distribution Date the Class C-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Mortgage Loan in Subgroup 1-B1, Subgroup 1-B2, Subgroup 2-B1 and Subgroup 2-B2 that imposes a penalty on voluntary full prepayment; and on each Distribution Date the Class 3-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Mortgage Loan in Loan Group 3 that imposes a penalty on voluntary full prepayment of such Mortgage Loan. The holders of the Class PPP Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the WMB, as servicer, as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. No prepayment penalty payments on any Countrywide Mortgage Loan will be remitted to the Trust.  All such payments on Countrywide Mortgage Loans will be retained by Countrywide and will not be payable to any class of certificates.  Notwithstanding the foregoing, prepayment penalties on WMB Mortgage Loans are neither imposed nor remitted to the Trust (and therefore are not payable to the Class PPP Certificates) (i) in some cases, for Mortgage Loans originated by Washington Mutual Bank or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases, for Mortgage Loans originated by Washington Mutual Bank or an affiliate thereof, with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the WMB, as servicer, will not collect prepayment penalties after the third anniversary of the origination of any WMB Mortgage Loan. WMB, as servicer, will also not collect prepayment penalties due to involuntary prepayments such as foreclosures. In addition, under certain circumstances set forth in the Pooling Agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by WMB, as servicer, and, if waived in accordance with the terms of the pooling agreement, the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the Class PPP Certificates.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class PPP Certificates, or decisions by WMB, as servicer, with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the Class PPP Certificates will not be entitled to any prepayment penalty on a Mortgage Loan that was purchased from the Trust or substituted for, or (in the case of a substitution) on the new mortgage loan.

As of the Cut-Off Date, certain of the Mortgage Loans impose prepayment penalties for certain prepayments of principal. See the "Prepay Term (Months)" table in this preliminary term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the WMB Mortgage Loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from [ 0 to 36 months] from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note. Such prepayment premiums may discourage mortgagors from prepaying their Mortgage Loans during the period such prepayment penalties are in effect and, accordingly, thereby affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

In addition, each of the Class C-PPP and Class 3-PPP Certificates will receive $100 of principal, on the Distribution Date in September 2010, from a reserve fund to be funded on the Closing Date with a deposit by the underwriter.

Credit Enhancement: Senior/Subordinate, shifting interest structure. Credit enhancement for the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates will consist of the subordination of the Group L-B Certificates, initially [12.25]% total subordination (subject to the variance stated in the collateral profile).

 Credit enhancement for the Class 3A-1A and Class 3A-1B Certificates will consist of the subordination of the Group 3-B Certificates, initially [12.75]% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest: Until the first Distribution Date occurring after September 2016, the Group L-B Certificates will be locked out from receipt of prepayments in full (each, a “Payoff”) on Group 1 and Group 2 Mortgage Loans and partial prepayments (each, a “Curtailment”) on Group 1 and Group 2 Mortgage Loans, including any amounts in excess of the Minimum Monthly Payment (net of Negative Amortization) (unless the Class Principal Balances of the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates and the Class X PO Components of the Class CX-1 and Class CX-2 Certificates are paid down to zero or the credit enhancement provided by the Group L-B Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the Group L-B Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Group L-B Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
October 2006 – September 2016	0% Pro Rata Share
October 2016 – September 2017	30% Pro Rata Share
October 2017 – September 2018	40% Pro Rata Share
October 2018 – September 2019	60% Pro Rata Share
October 2019 – September 2020	80% Pro Rata Share
October 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Certificates has doubled (subject to the performance triggers described in Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), (i) prior to the Distribution Date in October 2009, and the cumulative realized losses on the related Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate class principal balance of the Group L-B Certificates as of the Closing Date, do not exceed 20%, the Group L-B Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) on the Group 1 and Group 2 Mortgage Loans, or (ii) on or after the Distribution Date in October 2009, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate class principal balance of the Group L-B Certificates as of the Closing Date, do not exceed 30%, the Group L-B Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments on the Group 1 and Group 2 Mortgage Loans (net of Negative Amortization).

Until the first Distribution Date occurring after September 2016, the Group 3-B Certificates will be locked out from receipt of Payoffs on Group 3 Mortgage Loans and Curtailments on Group 3 Mortgage Loans, including any amounts in excess of the Minimum Monthly Payment (net of Negative Amortization) (unless the Class Principal Balances of the Class 3A-1A and Class 3A-1B Certificates and the Class X PO Component of the Class 3X-1 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the Group 3-B Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Group 3-B Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
October 2006 – September 2016	0% Pro Rata Share
October 2016 – September 2017	30% Pro Rata Share
October 2017 – September 2018	40% Pro Rata Share
October 2018 – September 2019	60% Pro Rata Share
October 2019 – September 2020	80% Pro Rata Share
October 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Certificates has doubled (subject to the performance triggers described in Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), (i) prior to the Distribution Date in October 2009, and the cumulative realized losses on the related Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate class principal balance of the Group 3-B Certificates as of the Closing Date, do not exceed 20%, the Group 3-B Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) on the Group 3 Mortgage Loans, or (ii) on or after the Distribution Date in October 2009, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate class principal balance of the Group 3-B Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments on the Group 3 Mortgage Loans (net of Negative Amortization).

 In the event the current aggregate principal balance of the related Class A Certificates and the Class X PO Component related to a loan group, divided by the Stated Principal Balance of the related Mortgage Loans (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the related Class A Certificates and related Class X PO Component will receive all Payoffs and Curtailments (net of Negative Amortization) for the related Mortgage Loans.

Stated Principal Balance: The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance: The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than the Class CA-1B and Class CA-1C Certificates) will equal the aggregate amount of principal to which such class or, in the case of the Class X Certificates, the related principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

 The "Class Principal Balance" for any Distribution Date and the Class CA-1B and Class CA-1C Certificates will equal the sum of the related Component Principal Balances, as applicable.

Component Principal

Balance: The "Component Principal Balance" for any Distribution Date and any Class CA-1B and Class CA-1C Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that component, as applicable.

Subordinate Component Balance: The “Subordinate Component Balance” for either of loan groups 1 or 2 as of any date of determination will equal the product of (x) the aggregate Class Principal Balance of the Group L-B Certificates and (y) a fraction, the numerator of which is the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group over the aggregate Class Principal Balance or Component Balance of the Class A and Class X Certificates (or components thereof, as applicable) related to such loan group (and, in the case of loan group 1, the Class R Certificates) and the denominator of which is the sum of such excess amounts calculated for each loan group.

Net Mortgage Rate: The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.

Net WAC Cap: The “Net WAC Cap” for any Distribution Date and (i) Loan Group 1 is equal to the weighted average of the Net WAC Cap for Subgroup 1-A, Subgroup 1-B1 and Subgroup 1-B2, (ii) Loan Group 2 is equal to the weighted average of the Net WAC Cap for Subgroup 2-A, Subgroup 2-B1 and Subgroup 2-B2, (iii) Loan Group 3 is equal to the weighted average of the Net WAC Cap for Subgroup 3-A and Subgroup 3-B, (iv) Subgroup 1-B is equal to the weighted average of the Net WAC Cap for Subgroup 1-B1 and Subgroup 1-B2, (v) Subgroup 2-B is equal to the weighted average of the Net WAC Cap for Subgroup 2-B1 and Subgroup 2-B2, (vi) Subgroup 1-A, Subgroup 2-A, Subgroup 1-B2, Subgroup 2-B2 and Subgroup 3-A is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, (vii) Subgroup 1-B1 and Subgroup 2-B1 is equal to the weighted average of the excess, if any, of the Net Mortgage Rates of the related Mortgage Loans over [1.00]% and (viii) Subgroup 3-B is equal to the weighted average of the excess, if any, of the Net Mortgage Rates of the related Mortgage Loans over [0.50]%; in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Adjusted Net WAC Cap: The “Adjusted Net WAC Cap” for any loan group or subgroup is equal to the related Net WAC Cap for such loan group or subgroup, adjusted on an actual/360 basis.

Group L-B Adjusted Net WAC Cap: The “Group L-B Adjusted Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for Loan Group 1 and (y) the Subordinate Component Balance for Loan Group 1 immediately before that Distribution Date and (ii) the product of (x) the Adjusted Net WAC Cap for Loan Group 2 and (y) the Subordinate Component Balance for Loan Group 2 immediately before that Distribution Date divided by (b) the sum of the Subordinate Component Balances for Loan Group 1 and Loan Group 2 immediately before that Distribution Date.

Maximum Group L-B Rate: The "Maximum Group L-B Rate" is the Group L-B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 1 Rate: The "Maximum Loan Group 1 Rate" is the Adjusted Net WAC Cap for Loan Group 1 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum  Loan Group 2 Rate: The "Maximum Loan Group 2 Rate" is the Adjusted Net WAC Cap for Loan Group 2 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 3 Rate: The "Maximum Loan Group 3 Rate" is the Adjusted Net WAC Cap for Loan Group 3 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Loan Group 1 Balance
Loan Group 2 Balance
Loan Group 3 Balance
Subgroup 1-A Balance
Subgroup 1-B1 Balance
Subgroup 1-B2 Balance
Subgroup 1-B Balance
Subgroup 2-A Balance
Subgroup 2-B1 Balance
Subgroup 2-B2 Balance
Subgroup 2-B Balance
Subgroup 3-A Balance
Subgroup 3-B Balance:

The "Loan Group 1 Balance", "Loan Group 2 Balance", "Loan Group 3 Balance", “Subgroup 1-A Balance’’, “Subgroup 1-B1 Balance", “Subgroup 1-B2 Balance", “Subgroup 1-B Balance", “Subgroup 2-A Balance’’, “Subgroup 2-B1 Balance", “Subgroup 2-B2 Balance", “Subgroup 2-B Balance", “Subgroup 3-A Balance" and “Subgroup 3-B Balance" for any Distribution Date is the aggregate principal balance of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Subgroup 1-A Mortgage Loans, Subgroup 1-B1 Mortgage Loans, Subgroup 1-B2 Mortgage Loans, Subgroup 1-B Mortgage Loans, Subgroup 2-A Mortgage Loans, Subgroup 2-B1 Mortgage Loans, Subgroup 2-B2 Mortgage Loans, Subgroup 2-B Mortgage Loans, Subgroup 3-A Mortgage Loans and Subgroup 3-B Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Aggregate Class CX Weighted Average Certificate Interest Rate: The “Aggregate Class CX Weighted Average Certificate Interest Rate’’ for any Distribution Date is the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the annual certificate interest rates on the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Group L-B Certificates (or components thereof, as applicable) (each of which annual certificate interest rates, in the case of the Class CA-1C and Group L-B Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Maximum Class CX Interest Amount: The “Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 1 and Loan Group 2 and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Aggregate Class CX Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance reduced by the aggregate Class Principal Balance of the Class CX-1 and Class CX-2 Certificates.

Loan Group 1 Maximum Class CX Interest Amount: The “Loan Group 1 Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance over (y) the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 1-A PO Component and the Class CX-2 Subgroup 1-B PO Component.

Loan Group 2 Maximum Class CX Interest Amount: The “Loan Group 2 Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 2-A PO Component and Class CX-2 Subgroup 2-B PO Component.

Weighted Average Certificate Interest Rate: The "Weighted Average Certificate Interest Rate" for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) related to such loan group (each of which annual certificate interest rates, in the case of the Class CA-1C and Subordinate Certificates (or components thereof, as applicable), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the Class A Certificates, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, and (ii) in the case of the certificate interest rate on each class of Group L-B Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Group L-B Certificates).

Carryover Shortfall Amount: With respect to the Class 1A Certificates and Class CA-1B Group 1 Component, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 1A Certificates and Class CA-1B Group 1 Component is greater than the Net WAC Cap for Loan Group 1, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 1A Certificates and Class CA-1B Group 1 Component will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

 With respect to the Class 2A Certificates and Class CA-1B Group 2 Component, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 2A Certificates and Class CA-1B Group 2 Component is greater than the Net WAC Cap for Loan Group 2, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 2A Certificates and Class CA-1B Group 2 Component will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Group L-B Certificates and Class CA-1C Group 1 and Group 2 Components, if, on any Distribution Date, LIBOR plus the related margin for the Class CA-1C Group 1 and Group 2 Components and Group L-B Certificates is greater than the applicable Adjusted Net WAC Cap, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) in the case of (x) the Class CA-1C Group 1 and Group 2 Components, the related Maximum Loan Group 1 Rate or Maximum Loan Group 2 Rate related to such Class CA-1C Component and (y) the Group L-B Certificates, the Maximum Group L-B Rate, as applicable, over (b) interest accrued on such class or component, as applicable, at the applicable Net WAC Cap for such Distribution Date and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such class without giving effect to the related Adjusted Net WAC Cap) (together, the "Carryover Shortfall Amount").

With respect to the Class 3A-1A Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 3A-1A Certificates is greater than the Net WAC Cap for Loan Group 3, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount").  Other than the initial Distribution Date, the Class 3A-1A Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Class 3A-1B and Group 3-B Certificates, if, on any Distribution Date, LIBOR plus the related margin for the Class 3A-1B and Group 3-B Certificates is greater than the Adjusted Net WAC Cap for Loan Group 3, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) the Maximum Loan Group 3 Rate over (b) the actual amount of interest accrued on such class for such Distribution Date and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such class without giving effect to the Adjusted Net WAC Cap for Loan Group 3) (together, the "Carryover Shortfall Amount").

Carryover Shortfall Amounts will be paid to the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2 Certificates) (which interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates will be reduced as described herein under "Structure Rules-Certificates Priority of Distribution". Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Group L-B Certificates, from the remaining interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates (after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2 Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates).

Carryover Shortfall Amounts will be paid to the Class 3A-1A and Class 3A-1B Certificates pro rata according to such Carryover Shortfall Amounts, from the interest otherwise distributable to the Class 3X-1 Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class 3X-1 Certificates) (which interest otherwise distributable to the Class 3X-1 Certificates will be reduced as described herein under "Structure Rules-Certificates Priority of Distribution". Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Group 3-B Certificates, from the remaining interest otherwise distributable to the Class 3X-1 Certificates (after the reduction due to Net Negative Amortization allocated to the Class 3X-1 Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 3A-1A and Class 3A-1B Certificates).

Adjusted Cap Rate The “Adjusted Cap Rate” for any Distribution Date and the Class 1A Certificates and Class CA-1B Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Mortgage Loans at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization (defined below) for the Group 1 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 1 Balance.

 The “Adjusted Cap Rate” for any Distribution Date and the Class 2A Certificates and Class CA-1B Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Mortgage Loans at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization for the Group 2 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 2 Balance.

 The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1C Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Mortgage Loans at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization for the Group 1 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 1 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

 The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1C Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Mortgage Loans at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization for the Group 2 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 2 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and any class of Group L-B Certificates will equal the Group L-B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 1 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 1 multiplied by 360, and the denominator of which is the Loan Group 1 Balance multiplied actual number of days in the related certificate accrual period and (ii) reducing the Adjusted Net WAC Cap for the Group 2 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 2 multiplied by 360, and the denominator of which is the Loan Group 2 Balance multiplied actual number of days in the related certificate accrual period.

The “Adjusted Cap Rate” for any Distribution Date and the Class 3A-1A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 3 Mortgage Loans at the Net WAC Cap for Loan Group 3 for that Distribution Date less the Net Negative Amortization for the Group 3 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 3 Balance.

 The “Adjusted Cap Rate” for any Distribution Date and the Class 3A-1B and each class of the Group 3-B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 3 Mortgage Loans at the Net WAC Cap for Loan Group 3 for that Distribution Date less the Net Negative Amortization for the Group 3 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 3 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

Negative Amortization: The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Unadjusted Net Negative Amortization: The "Unadjusted Net Negative Amortization" for any subgroup for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period

Net Negative Amortization: The “Net Negative Amortization’’ for (a) the Group 1 Mortgage Loans, Group 2 Mortgage Loans and the Group 3 Mortgage Loans for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period and (b) the Mortgage Loans of any subgroup and for any Distribution Date will equal the Net Negative Amortization for the related Loan Group, allocated to the related subgroup(s), pro rata according to such subgroup's Unadjusted Net Negative Amortization.

For any Distribution Date, the Net Negative Amortization for each of the Subgroup 1-A, Subgroup 1-B, Subgroup 2-A, Subgroup 2-B, Group 1, Group 2 and Group 3 Mortgage Loans will be allocated among the certificates as follows:

(i) first, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such amount is reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such amount is reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans, to the Class CX-2 Certificates in reduction of the interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 1-B Mortgage Loans, until such amount is reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans, to the Class CX-2 Certificates in reduction of the interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 2-B Mortgage Loans, until such amount is reduced to zero;

(ii) second, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clause (i)(a) above, to the Class CX-2 Certificates in reduction of the remaining interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clause (i)(b) above, to the Class CX-2 Certificates in reduction of the remaining interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clause (i)(c) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clause (i)(d) above, to the Class CX-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero;

(iii) third, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(a) and (ii)(a) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(b) and (ii)(b) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(c) and (ii)(c) above, to the Class CX-2 Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(d) and (ii)(d) above, to the Class CX-2 Certificates in reduction of  the remaining interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero;

(iv) fourth, (a) the Net Negative Amortization for the Subgroup 1-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(a), (ii)(a) and (iii)(a) above, to the Class CX-2 Certificates in reduction of the remaining interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 2-B Mortgage Loans, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Subgroup 2-A Mortgage Loans remaining after the allocation pursuant to clauses (i)(b), (ii)(b) and (iii)(b) above, to the Class CX-2 Certificates in reduction of the remaining interest otherwise payable to the Class CX-2 Certificates and derived from the Subgroup 1-B Mortgage Loans, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the Subgroup 1-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(c), (ii)(c) and (iii)(c) above, to the Class CX-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 2-A Mortgage Loans, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the Subgroup 2-B Mortgage Loans remaining after the allocation pursuant to clauses (i)(d), (ii)(d) and (iii)(d) above, to the Class CX-1 Certificates in reduction of  the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the Subgroup 1-A Mortgage Loans, until such remaining amounts are reduced to zero;

(v) fifth, the Net Negative Amortization for the Group 3 Mortgage Loans, to the Class 3X-1 Certificates in reduction of the interest otherwise payable to the Class 3X-1 Certificates, until such amount is reduced to zero;

(vi) sixth, the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (iii) above, to the Class 1A and Group L-B Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Group L-B Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Group L-B Certificates);

(vii) seventh, the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (iii) above, to the Class 2A and Group L-B Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Group L-B Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Group L-B Certificates); and

(viii) eighth, the Net Negative Amortization for the Group 3 Mortgage Loans remaining after the allocations pursuant to clause (iv) above, to the Class 3A-1A, Class 3A-1B and Group 3-B Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date.

 The amount of Net Negative Amortization allocated to the Class CX-1, CX-2 or Class 3X-1 Certificates in reduction of the interest otherwise payable to such Class and derived from the Mortgage Loans in a loan group or subgroup, as applicable, will be added to the Component Principal Balance of the Class X PO Component for such loan group or subgroup. The amount of Net Negative Amortization allocated to any Class of Class A or Subordinate Certificates (or component thereof) in reduction of the interest otherwise payable to such Class (or component) will be added to the Class Principal Balance of such Class (or component).

Structure Rules

Allocation of Realized Losses: Any realized losses on the Group 1 and Group 2 Mortgage Loans will be allocated as follows: first, to the Group L-B Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Group 1 and Group 2 Mortgage Loans to the related Class A and Class X Certificates, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero (with respect to the Class CX-3 Certificates, until the accrued but unpaid interest on that class of certificates has been reduced to zero);

 provided, however, that:

 (i) the realized losses on any Group 1 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                 first, to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero;

(b)                 second, to the Class CA-1C Group 2 Component, (after giving effect to losses applied in (ii)(a) below), until its Component Principal Balance is reduced to zero;

(c)                 third, to the Class CA-1B Group 1 Component, until its Component Principal Balance is reduced to zero; and

(d)                 fourth, to the Class CA-1B Group 2 Component, (after giving effect to losses applied in (ii)(c) below), until its Component Principal Balance is reduced to zero; and

(e)                 fifth, to the Class 1A Certificates until its Certificate Principal Balance is reduced to zero.

 (ii) the realized losses on any Group 2 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a) first, to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero;

(b) second, to the Class CA-1C Group 1 Component, (after giving effect to losses applied in (i)(a) above), until its Component Principal Balance is reduced to zero;

(c) third, to the Class CA-1B Group 2 Component, until its Component Principal Balance is reduced to zero;

(d) fourth, to the Class CA-1B Group 1 Component, (after giving effect to losses applied in (i)(c) above), until its Component Principal Balance is reduced to zero; and

(e) fifth, to the Class 2A Certificates until its Certificate Principal Balance is reduced to zero.

Any realized losses on the Group 3 Mortgage Loans will be allocated as follows: first, to the Group 3-B Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Mortgage Loans to the Class 3A-1A, Class 3A-1B, Class 3X-1 and Class 3X-2 Certificates, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero (with respect to the Class 3X-2 Certificates, until the accrued but unpaid interest on that class of certificates has been reduced to zero), provided, however, that the realized losses allocated to the Class 3A-1A and Class 3A-1B Certificates in the aggregate will be allocated, sequentially, as follows:

(a) first, to the Class 3A-1B Certificates, until their principal balance is reduced to zero, and

(b) second, to the Class 3A-1A Certificates, until their principal balance is reduced to zero.

Cross-Collateralization: In some limited circumstances, principal and interest collected from either of Loan Group 1 or 2 may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to the other of these loan groups, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus.

Relationship Between Loan Groups and the Offered Certificates: None of the senior or subordinate certificates related to Loan Group 1 or Loan Group 2 will receive any principal or interest collected from Loan Group 3 and none of the senior or subordinate certificates related to Loan Group 3 will receive any principal or interest collected from Loan Group 1 or Loan Group 2.

Certificates Priority of Distributions: (A) Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)             to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2, Class CX-3 and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class CX-1 and Class CX-2 Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2)             From the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class R Certificates, as principal, until its Class Principal Balance is reduced to zero;

(b) second, to the Class 1A Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components, as principal, concurrently, pro rata according to principal balance, as follows:

(i) to the Class 1A Certificates, until its Class Principal Balance is reduced to zero;

(ii) to the Class CA-1B Group 1 Component, until its Component Principal Balance is reduced to zero; and

(iii) to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero; and

(c) third, to the Class CX-1 Subgroup 1-A PO and Class CX-2 Subgroup 1-B PO Components, pro rata, until their respective Component Principal Balances are reduced to zero;

3)             From the Group 2 Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class 2A Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components, as principal, concurrently, pro rata according to principal balance, as follows:

(i) to the Class 2A Certificates, until its Class Principal Balance is reduced to zero;

(ii) to the Class CA-1B Group 2 Component, until its Component Principal Balance is reduced to zero; and

(iii) to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero; and

(b) second, to the Class CX-1 Subgroup 2-A PO and Class CX-2 Subgroup 2-B PO Components, pro rata, until their respective Component Principal Balances are reduced to zero;

4)             (a) on the initial Distribution Date, to the Class 1A and Class 2A Certificates and the Class CA-1B and Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2 Certificates) (pro rata according to such aggregate interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates); and

(b) on each Distribution Date after the initial Distribution Date, to the Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts from the aggregate interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2 Certificates) (pro rata according to such aggregate interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates);

5)             to the Class L-B-1 Certificates, accrued and unpaid interest at the Class L-B-1 certificate interest rate;

6)             to the Class L-B-1 Certificates, principal allocable to such Class;

7)             to the Class L-B-2 Certificates, accrued and unpaid interest at the Class L-B-2 certificate interest rate;

8)             to the Class L-B-2 Certificates, principal allocable to such Class;

9)             to the Class L-B-3 Certificates, accrued and unpaid interest at the Class L-B-3 certificate interest rate;

10)          to the Class L-B-3 Certificates, principal allocable to such Class;

11)          to the Class L-B-4 Certificates, accrued and unpaid interest at the Class L-B-4 certificate interest rate;

12)          to the Class L-B-4 Certificates, principal allocable to such Class;

13)          to the Class L-B-5 Certificates, accrued and unpaid interest at the Class L-B-5 certificate interest rate;

14)          to the Class L-B-5 Certificates, principal allocable to such Class;

15)          to the Class L-B-6 Certificates, accrued and unpaid interest at the Class L-B-6 certificate interest rate;

16)          to the Class L-B-6 Certificates, principal allocable to such Class;

17)          to the Class L-B-7 Certificates, accrued and unpaid interest at the Class L-B-7 certificate interest rate;

18)          to the Class L-B-7 Certificates, principal allocable to such Class;

19)          to the Class L-B-8 Certificates, accrued and unpaid interest at the Class L-B-8 certificate interest rate;

20)          to the Class L-B-8 Certificates, principal allocable to such Class;

21)          to the Class L-B-9 Certificates, accrued and unpaid interest at the Class L-B-9 certificate interest rate;

22)          to the Class L-B-9 Certificates, principal allocable to such Class;

23)          to the Class L-B-10 Certificates, accrued and unpaid interest at the Class L-B-10 certificate interest rate;

24)          to the Class L-B-10 Certificates, principal allocable to such Class;

25)          to the Class L-B-11 Certificates, accrued and unpaid interest at the Class L-B-11 certificate interest rate;

26)          to the Class L-B-11 Certificates, principal allocable to such Class;

27)           to the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates, in sequential order, accrued and unpaid interestprincipal in the same manner as for the Group L-B Senior Subordinate Certificates;

28)         to the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class L-B-12, Class L-B-13 and Class L-B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from the remaining aggregate interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class CX-1 and Class CX-2 Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A and Class 2A Certificates and the Class CA-1B and Class CA-1C Group 1 and Group 2 Components) (pro rata according to such interest otherwise distributable to the Class CX-1 and Class CX-2 Certificates); and

29)         to the Class R Certificate, any remaining amount.

(B) Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1) to the Class 3A-1A, Class 3A-1B, Class 3X-1 and Class 3X-2 Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class 3X-1 Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2) to the Class 3A-1A and Class 3A-1B Certificates and the Class 3X-1 Certificates (in respect of their principal only component), principal allocable to such classes, sequentially, as follows:

(a) first, to the Class 3A-1A and Class 3A-1B Certificates, as principal, concurrently, pro rata according to principal balance, as follows:

(i) to the Class 3A-1A Certificates until its Class Principal Balance is reduced to zero; and

(ii) to the Class 3A-1B Certificates until its Class Principal Balance is reduced to zero; and

(b) second, to the Class 3X-1 Certificates, until their Class Principal Balance is reduced to zero;

3) (a) on the initial Distribution Date, to the Class 3A-1A and Class 3A-1B Certificates, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class 3X-1 Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class 3X-1 Certificates); and

(b) on each Distribution Date after the initial Distribution Date, to the Class 3A-1B Certificates, their Carryover Shortfall Amounts from the aggregate interest otherwise distributable to the Class 3X-1 Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class 3X-1 Certificates);

4) to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

5) to the Class 3-B-1 Certificates, principal allocable to such Class;

6)to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

7) to the Class 3-B-2 Certificates, principal allocable to such Class;

8) to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

9) to the Class 3-B-3 Certificates, principal allocable to such Class;

10)  to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest principal in the same manner as for the Group 3-B Senior Subordinate Certificates;

11) to the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, their Carryover Shortfall Amounts, from the remaining aggregate interest otherwise distributable to the Class 3X-1 Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class 3X-1 Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 3A-1A and Class 3A-1B Certificates) (pro rata according to such interest otherwise distributable to the Class 3X-1 Certificates); and

12) to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, (A) for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Group L-B Certificates has been or will be reduced to zero, (I) distributions of principal under paragraph (A)(2) above will be made to the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, CX-1 Subgroup 1-A PO and Class CX-2 Subgroup 1-B PO Components pro rata according to principal balance and (II) distributions of principal under paragraph (A)(3) above will be made to the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, CX-1 Subgroup 2-A PO and Class CX-2 Subgroup 2-B PO Components pro rata according to principal balance and (B) for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Group 3-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (B)(2) above will be made to the Class 3A-1A, Class 3A-1B and Class 3X-1 Certificates pro according to Class Principal Balance.

In addition, see "Transaction Summary – Class PPP Certificates" in this preliminary term sheet for a description of the distributions on the Class PPP Certificates.

ORIGINATOR DISCLOSURES

AllianceBancorp:

Alliance Bancorp, also referred to herein as the Originator, is a California corporation.  The Originator is a leading residential mortgage banking company that focuses primarily on the origination and sale of Prime Alt-A mortgages.  Prime Alt-A mortgages are mortgages made to borrowers whose credit is generally within Fannie Mae or Freddie Mac guidelines, but are considered “non-conforming” due to loan balances in excess of maximum conforming lending limits, limited or no documentation required for approval of the borrower.  The Originator’s target Prime Alt-A mortgage borrowers consist of prime quality borrowers with high-end FICO scores, low loan-to-value ratios and non-conforming documentation.  The Originator has been originating mortgage loans since 1990 and Option ARM Loans (as defined below) since 2005. The principal executive offices of the Originator are located at 1000 Marina Boulevard, Suite 100, Brisbane, CA 94005.

The following table reflects the Originator’s originations of Option ARM Loans and total Alt-A originations for current year and previous two years:

Option ARM Loans	YTD June 30, 2006	Year Ending December 31 2005	Year Ending December 31, 2004
Number Of Loans	1,912	920
Principal Balance	$819,508,520	$405,550334
Total Alt-A
Number Of Loans	6,623	7,765	4,736
Principal Balance	$1,749,867,198	$2,136,298,706	1,376,358,067

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.________________________-

"Option ARM Loans" are adjustable rate mortgage loans whose interest rates are tied to an index, which have an initial fixed-rate period of between one and twelve months, and which have a negative amortization feature.

Countrywide Home Loans:

Countrywide Home Loans, Inc. (“Countrywide Home Loans’’) is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial’’). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.  Reference in the remainder of this paragraph to Countrywide Home Loans should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.  Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights.  The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	YearsEnded December 31,					Six Months Ended June 30,
	Ten Months
	Ended
	December 31,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 220,027
Average Loan Amount	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

__________

MORTGAGE LOANS SERVICED BY COUNTRYWIDE

General

            Approximately [21.38]% (by principal balance) of the mortgage loans underlying the certificates (the “Countrywide Loans”) have been originated by Countrywide Home Loans, Inc. (“Countrywide”). The Countrywide Loans will be serviced by Countrywide pursuant to a mortgage loan purchase and servicing agreement (the “Countrywide Agreement”) entered into between Countrywide and Washington Mutual Mortgage Securities Corp., which agreement will be assigned to the Trust pursuant to the pooling and servicing agreement (the “Pooling Agreement”). The functions to be performed by Countrywide with respect to the Countrywide Loans will include payment collection and payment application, default management and escrow administration. Washington Mutual Bank will calculate monthly distributions to certificateholders and prepare monthly distribution reports with respect to all of the mortgage loans, including the Countrywide Loans.

            Countrywide is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation. The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Countrywide is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide's Servicing Obligations

            Servicing Standard. Pursuant to the Countrywide Agreement, Countrywide will be required to service the Countrywide Loans in accordance with the procedures, including prudent collection and loan administration procedures, and the standard of care, employed by prudent mortgage servicers that service similar mortgage loans in the jurisdictions in which the related mortgaged properties are located.  Such standard of care will not be lower than the standard of care Countrywide customarily employs and exercises in servicing and administering similar mortgage loans for its own account.

            Waivers and Modifications. Countrywide will be permitted to waive, modify or vary any term of any Countrywide Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust, subject to exceptions described in the Countrywide Agreement.

            Custodial Account, Escrow Account and Investment Account. Within two business days of receipt, Countrywide will be required to deposit in a custodial account maintained by Countrywide the following amounts with respect to the Countrywide Loans:  (i) all mortgagor payments, including scheduled monthly payments (net of Countrywide’s servicing fee) and principal prepayments, (ii) all liquidation proceeds and insurance proceeds (other than insurance proceeds required for the restoration or repair of the related mortgaged property) and (iii) other amounts described in the Countrywide Agreement. In addition, Countrywide will be required to deposit in the custodial account each month (i) any required advances of principal and interest (as described below), (ii) any compensating interest (as described below) and (iii) proceeds of any Countrywide Loan repurchased by Countrywide in accordance with the Countrywide Agreement. Within two business days of receipt, Countrywide will be required to transfer into an escrow account maintained by Countrywide all escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance).

            On the 18th day of each month (or the next business day, if such 18th day is not a business day), Countrywide will be required to transfer from the custodial account into an investment account maintained by Washington Mutual Bank the funds held in the custodial account that are required to be distributed to certificateholders on the Distribution Date in that month.

            Permitted Withdrawals. Countrywide will be permitted to make withdrawals, from time to time, from the custodial account for the following purposes:

·         to reimburse itself for advances, as described under “—Advances” below;

·         to pay to itself the servicing fee (to the extent not already retained);

·         to pay to itself investment earnings earned on funds held in the custodial account;

·         to remit to the applicable insurer any primary mortgage insurance premiums that are payable by the mortgagee; and

·         other permitted purposes described in the Countrywide Agreement.

            Advances. Countrywide will be required under the Countrywide Agreement to advance its own funds (i) to cover any shortfall between payments of principal and interest scheduled to be received in respect of the Countrywide Loans each month and the amounts actually received, (ii) to pay any taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, (iii) to cover costs and expenses in connection with foreclosure and bankruptcy proceedings, (iv) to cover the cost of preserving, restoring and protecting the mortgaged properties and (v) to cover the cost of managing and liquidating properties acquired through foreclosure; provided, however, that Countrywide will not make the advances described in clause (i) above unless it determines that such advance will be recoverable from amounts received for the applicable mortgage loan; provided, further, that in the case of clause (iv) above, Countrywide will not make advances for the restoration of properties unless it determines that (x) the restoration will increase the liquidation proceeds after reimbursement to itself for those advances and (y) such advances will be recoverable from amounts received for the applicable mortgage loan. Countrywide will not charge interest or other fees with respect to any advances.

If Countrywide determines that an advance previously made with respect to a Countrywide Loan is not recoverable from amounts to be received for that loan or if all funds with respect to that loan have previously been remitted to the Trust, Countrywide will be entitled to be reimbursed for such advance from collections on other Countrywide Loans owned by the Trust.

            Foreclosure. Countrywide will be required under the Countrywide Agreement to foreclose upon the mortgaged property related to each defaulted Countrywide Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property, unless it has made certain determinations with respect to the mortgaged property as described in the Countrywide Agreement.

            Maintenance of Primary Mortgage, Hazard and Flood Insurance. Countrywide will be required under the Countrywide Agreement to keep in full force and effect a primary mortgage insurance policy for each Countrywide Loan until the loan-to-value ratio has been reduced to a ratio for which Fannie Mae no longer requires such insurance to be maintained, unless state law provides that the mortgagor may elect to cancel.

Countrywide will also be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each Countrywide Loan.

            Limitations on Countrywide’s Liability. See “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus for a description of certain limitations on Countrywide’s liability under the Countrywide Agreement.

            Back-up Servicing. See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events Of Default” in the prospectus for a description of the material terms under the Countrywide Agreement regarding Countrywide’s replacement, resignation or transfer.

Principal Prepayments and Compensating Interest
Distribution of Principal Prepayments –

            On each Distribution Date, principal prepayments in full (“Payoffs”) and partial prepayments (“Curtailments”) collected on the mortgage loans are distributed to certificateholders.  However, the timing of distribution of Payoffs differs with respect to the Countrywide Loans and the mortgage loans other than the Countrywide Loans. For the Countrywide Loans and for each Distribution Date and any loan group, for purposes of determining distributions of principal on the certificates, the “Principal Prepayment Amount” is the sum, with respect to the mortgage loans in that loan group, of all Payoffs and Curtailments  relating to the mortgage loans in that loan group that were received during the prior calendar month, reduced (but not to less than zero) by the aggregate amount of negative amortization with respect to the mortgage loans during the prior calendar month. See the Free Writing Prospectus for a definition of “Principal Prepayment Amount” with respect to the mortgage loans other than the Countrywide Loans.  For the Countrywide Loans and for each Distribution Date and any loan group, the “Available Distribution Amount” equals the sum of the amounts described in the definition thereof in the Free Writing Prospectus, except that clause (1)(c) thereof reads as follows:  “all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs)”.

Payment of Compensating Interest

            As a result of the delay in distributions of Payoffs and Curtailments to certificateholders, the interest collected on the mortgage loans is not sufficient to pay the full amount of interest accrued on the certificates. To reduce this interest shortfall, each of Countrywide and Washington Mutual Bank is required to pay compensating interest with respect to the mortgage loans it services. Below is a description of the compensating interest required to be paid by Countrywide under the Countrywide Agreement.  See the Free Writing Prospectus for a description of the compensating interest required to be paid by Washington Mutual Bank under the Pooling Agreement (which differs from the amount of compensating interest required to be paid by Countrywide).

            When a mortgagor makes a Payoff on a Countrywide Loan between Due Dates, the mortgagor pays interest on the Payoff only to the date of prepayment. Because the Payoff is not distributed to the related certificateholders until the Distribution Date in the next month, an interest shortfall results in the amount of thirty days of interest on the amount of the Payoff less the amount of interest actually paid by the mortgagor.  When a mortgagor makes a Curtailment with respect to a Countrywide Loan, the mortgagor does not pay any interest on the Curtailment, and the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of the Due Date in the calendar month of receipt, but the Curtailment is not distributed to the related certificateholders until the Distribution Date in the next month. This results in an interest shortfall in the amount of thirty days of interest on the amount of the Curtailment.

            For each Distribution Date, Countrywide will be obligated under the Countrywide Agreement to remit to the custodial account compensating interest in an amount equal to the lesser of (a) any shortfall in interest collections with respect to Payoffs and Curtailments received in the prior calendar month and (b) the servicing fee payable to Countrywide.

To the extent that compensating interest is insufficient to cover the interest shortfall resulting from the timing of distributions of Payoffs and Curtailments, or to the extent that there is an interest shortfall resulting from the application of the Servicemembers Relief Act, that remaining shortfall will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates would otherwise be entitled in reduction of that amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

            The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is Final and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WMALT Mortgage Pass-Through Certificates
Series 2006-AR8
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$1,096,064,406
TOTAL ORIGINAL BALANCE	$1,096,971,934

NUMBER OF LOANS	3,003

			Minimum		Maximum
AVG CURRENT BALANCE	$364,990		$15,277		$2,657,819
AVG ORIGINAL BALANCE	$365,292		$15,300		$2,667,527

WAVG GROSS COUPON	7.53%		1.00%		9.95%
WAVG GROSS MARGIN	3.55%		0.90%		6.55%
WAVG MAX INT RATE	10.17%		9.50%		12.70%

WAVG CURRENT LTV	78.94%		14.94%		97.17%

WAVG FICO SCORE	699		0		817

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	113%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	373	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	372	Month(s)	346	Month(s)	480	Month(s)
WAVG SEASONING	2	Month(s)	0	Month(s)	14	Month(s)

NZ WAVG PREPAY TERM	31	Month(s)	6	Month(s)	36	Month(s)

TOP STATE CONC	CA(56.83%),FL(11.04%),VA(4.24%)
MAXIMUM CA ZIPCODE	0.42%

FIRST PAY DATE			August 1,2005		October 1,2006

RATE CHANGE DATE			October 1,2006		December 1,2006

MATURITY DATE			July 1,2035		September 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	3,003	$1,096,064,406.29	100.00%
Total	3,003	$1,096,064,406.29	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	19	$8,595,071.98	0.78%
LIBOR	35	14,927,228.11	1.36
MTA	2,949	1,072,542,106.20	97.85
Total	3,003	$1,096,064,406.29	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	64	$4,807,548.55	0.44%
100,001—200,000	465	74,328,176.98	6.78
200,001—300,000	802	201,376,174.93	18.37
300,001—400,000	693	242,180,636.41	22.10
400,001—500,000	430	192,420,995.43	17.56
500,001—600,000	266	145,941,669.24	13.32
600,001—700,000	125	80,707,757.59	7.36
700,001—800,000	57	42,346,797.08	3.86
800,001—900,000	32	27,180,397.46	2.48
900,001—1,000,000	28	27,100,539.11	2.47
1,000,001—1,100,000	6	6,356,290.51	0.58
1,100,001—1,200,000	7	7,994,763.69	0.73
1,200,001—1,300,000	6	7,489,699.15	0.68
1,300,001—1,400,000	7	9,435,797.60	0.86
1,400,001—1,500,000	7	10,298,614.85	0.94
1,500,001—1,600,000	1	1,528,000.00	0.14
1,600,001—1,700,000	2	3,342,121.86	0.30
1,800,001—1,900,000	1	1,896,451.04	0.17
1,900,001—2,000,000	1	1,930,733.83	0.18
2,100,001—2,200,000	1	2,127,000.00	0.19
2,500,001 >=	2	5,274,240.98	0.48
Total	3,003	$1,096,064,406.29	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	114	$53,257,847.19	4.86%
1.001—1.250	8	2,400,165.30	0.22
1.251—1.500	28	10,956,060.00	1.00
1.501—1.750	7	2,535,399.46	0.23
1.751—2.000	46	18,756,162.97	1.71
2.001—2.250	4	1,605,180.19	0.15
2.251—2.500	8	3,922,235.96	0.36
2.501—2.750	3	566,648.42	0.05
2.751—3.000	6	1,321,810.73	0.12
3.001—3.250	11	2,182,198.35	0.20
3.251—3.500	12	2,645,531.34	0.24
3.501—3.750	6	1,687,330.21	0.15
3.751—4.000	3	775,531.95	0.07
4.001—4.250	8	2,443,878.07	0.22
4.501—4.750	3	548,309.28	0.05
4.751—5.000	3	549,488.97	0.05
5.001—5.250	1	249,097.04	0.02
5.251—5.500	2	589,355.37	0.05
5.751—6.000	1	311,514.59	0.03
6.001—6.250	3	1,013,472.91	0.09
6.251—6.500	2	1,476,549.60	0.13
6.501—6.750	11	3,802,245.40	0.35
6.751—7.000	12	4,594,847.97	0.42
7.001—7.250	92	37,785,268.71	3.45
7.251—7.500	231	85,853,645.25	7.83
7.501—7.750	346	124,117,859.55	11.32
7.751—8.000	510	178,180,579.13	16.26
8.001—8.250	499	164,109,236.98	14.97
8.251—8.500	449	188,364,495.69	17.19
8.501—8.750	204	68,847,164.64	6.28
8.751—9.000	204	62,821,372.28	5.73
9.001—9.250	79	29,832,420.21	2.72
9.251—9.500	36	14,293,427.33	1.30
9.501—9.750	26	10,975,826.90	1.00
9.751—10.000	25	12,692,248.35	1.16
Total	3,003	$1,096,064,406.29	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 1.000	1	$347,376.82	0.03%
1.251—1.500	1	311,514.59	0.03
1.501—1.750	3	1,013,472.91	0.09
1.751—2.000	5	2,614,717.80	0.24
2.001—2.250	10	3,060,007.42	0.28
2.251—2.500	48	20,863,861.55	1.90
2.501—2.750	109	45,745,276.70	4.17
2.751—3.000	329	129,978,386.46	11.86
3.001—3.250	393	141,794,698.13	12.94
3.251—3.500	582	200,329,430.52	18.28
3.501—3.750	713	269,702,475.92	24.61
3.751—4.000	224	79,626,105.14	7.26
4.001—4.250	216	71,199,554.96	6.50
4.251—4.500	217	65,742,613.21	6.00
4.501—4.750	61	24,243,028.06	2.21
4.751—5.000	41	16,155,685.74	1.47
5.001—5.250	27	11,912,709.96	1.09
5.251—5.500	16	7,369,490.40	0.67
5.501—5.750	5	2,942,000.00	0.27
5.751—6.000	1	440,000.00	0.04
6.501—6.750	1	672,000.00	0.06
Total	3,003	$1,096,064,406.29	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	2	$352,900.00	0.03%
9.751—10.000	2,596	923,743,776.29	84.28
10.251—10.500	2	1,673,807.49	0.15
10.501—10.750	10	3,018,398.19	0.28
10.751—11.000	213	96,071,057.64	8.77
11.001—11.250	10	2,904,445.56	0.26
11.251—11.500	3	701,185.87	0.06
11.751—12.000	164	66,579,978.36	6.07
12.001—12.250	1	350,316.45	0.03
12.501—12.750	2	668,540.44	0.06
Total	3,003	$1,096,064,406.29	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	2,668	$972,788,257.24	88.75%
480	335	123,276,149.05	11.25
Total	3,003	$1,096,064,406.29	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,146	$484,486,851.24	44.20%
115	1,857	611,577,555.05	55.80
Total	3,003	$1,096,064,406.29	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	7	$3,494,374.61	0.32%
351—360	2,661	969,293,882.63	88.43
471—480	335	123,276,149.05	11.25
Total	3,003	$1,096,064,406.29	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	184	$67,599,227.24	6.17%
1—6	2,794	1,019,303,088.71	93.00
7—12	19	5,813,551.77	0.53
13 >=	6	3,348,538.57	0.31
Total	3,003	$1,096,064,406.29	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$757,562.53	0.07%
26—30	4	684,317.15	0.06
31—35	11	1,970,365.61	0.18
36—40	7	1,790,210.76	0.16
41—45	18	7,846,637.89	0.72
46—50	23	9,428,245.66	0.86
51—55	47	20,804,902.13	1.90
56—60	66	26,691,278.46	2.44
61—65	69	32,990,462.82	3.01
66—70	164	71,490,153.75	6.52
71—75	241	113,059,297.90	10.32
76—80	1,105	447,149,431.07	40.80
81—85	220	82,458,358.12	7.52
86—90	437	114,722,489.52	10.47
91—95	466	131,768,546.48	12.02
96—100	123	32,452,146.44	2.96
Total	3,003	$1,096,064,406.29	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$757,562.53	0.07%
26—30	4	684,317.15	0.06
31—35	11	1,970,365.61	0.18
36—40	7	1,790,210.76	0.16
41—45	17	6,586,993.00	0.60
46—50	23	9,428,245.66	0.86
51—55	48	22,304,741.69	2.03
56—60	66	26,553,331.98	2.42
61—65	68	32,813,455.77	2.99
66—70	188	83,817,747.15	7.65
71—75	236	107,789,093.75	9.83
76—80	1,298	520,038,440.41	47.45
81—85	8	2,445,795.99	0.22
86—90	697	189,782,221.70	17.31
91—95	330	89,301,883.14	8.15
Total	3,003	$1,096,064,406.29	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	2	$660,278.45	0.06%
600—619	7	1,982,878.67	0.18
620—639	281	104,940,986.83	9.57
640—659	374	130,017,565.22	11.86
660—679	529	193,280,759.01	17.63
680—699	457	161,842,826.20	14.77
700—719	373	135,289,857.83	12.34
720—739	335	123,066,286.71	11.23
740—759	256	96,113,624.39	8.77
760—779	207	76,888,894.15	7.01
780—799	130	52,115,257.31	4.75
800 >=	52	19,865,191.52	1.81
Total	3,003	$1,096,064,406.29	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Doc	189	$67,776,142.70	6.18%
No Doc/NINA	464	161,820,195.68	14.76
No Ratio/NORA	291	135,310,226.18	12.35
Reduced Doc	2,059	731,157,841.73	66.71
Total	3,003	$1,096,064,406.29	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	264	$76,240,262.10	6.96%
Owner Occupied	2,626	991,299,805.05	90.44
Second Home	113	28,524,339.14	2.60
Total	3,003	$1,096,064,406.29	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	92	$32,613,849.38	2.98%
Fourplex	12	6,384,669.68	0.58
Hi Rise Condo	31	9,761,820.64	0.89
Low Rise Condo	339	94,960,371.01	8.66
PUD	589	234,498,640.38	21.39
Single Family Residence	1,908	706,290,817.85	64.44
Townhouse	14	3,313,908.65	0.30
Triplex	18	8,240,328.70	0.75
Total	3,003	$1,096,064,406.29	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	917	$312,355,421.15	28.50%
Refi—Cash Out	1,499	557,734,928.65	50.89
Refi—No Cash Out	587	225,974,056.49	20.62
Total	3,003	$1,096,064,406.29	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	330	$142,446,743.23	13.00%
6	16	6,086,044.46	0.56
12	432	174,649,180.05	15.93
24	107	42,374,171.66	3.87
36	2,118	730,508,266.89	66.65
Total	3,003	$1,096,064,406.29	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AK	1	$121,269.91	0.01%
AL	5	1,192,389.12	0.11
AR	3	553,226.53	0.05
AZ	161	45,902,545.86	4.19
CA	1,398	622,937,881.55	56.83
CO	34	11,909,110.83	1.09
CT	15	5,504,761.11	0.50
DC	5	2,175,932.38	0.20
DE	2	782,389.62	0.07
FL	444	120,954,495.00	11.04
GA	27	8,835,131.37	0.81
HI	59	29,566,316.01	2.70
IA	1	102,883.77	0.01
ID	13	2,585,364.63	0.24
IL	57	16,472,750.52	1.50
IN	7	1,009,153.08	0.09
KY	5	835,867.04	0.08
LA	2	273,203.57	0.02
MA	18	5,419,864.02	0.49
MD	46	17,074,804.30	1.56
ME	2	596,600.00	0.05
MI	63	11,559,081.37	1.05
MN	15	3,599,394.22	0.33
MO	10	1,519,940.84	0.14
MT	1	138,787.37	0.01
NC	2	535,919.51	0.05
ND	1	310,710.39	0.03
NE	3	476,994.16	0.04
NH	6	1,546,017.26	0.14
NJ	29	9,687,431.66	0.88
NM	5	1,677,453.35	0.15
NV	140	39,938,657.48	3.64
NY	12	6,407,162.34	0.58
OH	15	2,248,771.59	0.21
OK	3	457,190.19	0.04
OR	51	14,899,392.79	1.36
PA	32	7,761,586.26	0.71
RI	8	2,135,278.50	0.19
SC	8	1,703,449.31	0.16
TN	9	1,752,911.58	0.16
TX	25	7,017,721.22	0.64
UT	23	6,249,041.49	0.57
VA	124	46,517,208.97	4.24
VT	1	176,000.00	0.02
WA	90	28,119,349.68	2.57
WI	18	3,368,972.93	0.31
WV	2	594,020.00	0.05
WY	2	860,021.61	0.08
Total	3,003	$1,096,064,406.29	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	598	$254,018,930.49	23.18%
15.00 or less	19	7,285,373.24	0.66
15.01—20.00	45	15,542,528.37	1.42
20.01—25.00	126	44,599,507.62	4.07
25.01—30.00	206	68,048,010.15	6.21
30.01—35.00	353	111,793,553.07	10.20
35.01—40.00	666	239,227,980.49	21.83
40.01—45.00	507	187,174,821.59	17.08
45.01—50.00	298	112,856,948.67	10.30
50.01—55.00	173	52,120,474.58	4.76
55.01—60.00	12	3,396,278.02	0.31
Total	3,003	$1,096,064,406.29	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.31%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	2,262	$775,825,247.40	70.78%
60.00 or less	1	478,856.13	0.04
65.01—70.00	6	4,953,953.76	0.45
70.01—75.00	3	2,410,809.04	0.22
75.01—80.00	20	10,699,107.32	0.98
80.01—85.00	47	21,653,199.68	1.98
85.01—90.00	638	267,421,111.58	24.40
90.01—95.00	26	12,622,121.38	1.15
Total	3,003	$1,096,064,406.29	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 88.52%.

  WMALT Mortgage Pass-Through Certificates
Series 2006-AR8 Group 1
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$305,425,109
TOTAL ORIGINAL BALANCE	$305,694,631

NUMBER OF LOANS	1,107

			Minimum		Maximum
AVG CURRENT BALANCE	$275,903		$34,400		$689,500
AVG ORIGINAL BALANCE	$276,147		$34,400		$689,500

WAVG GROSS COUPON	7.49%		1.00%		9.95%
WAVG GROSS MARGIN	3.56%		0.90%		5.40%
WAVG MAX INT RATE	10.17%		9.50%		12.70%

WAVG CURRENT LTV	75.19%		15.46%		95.44%

WAVG FICO SCORE	696		618		817

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	2	Month(s)

WAVG NEG AM LIMIT	112%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	372	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	371	Month(s)	346	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	14	Month(s)

NZ WAVG PREPAY TERM	31	Month(s)	6	Month(s)	36	Month(s)

TOP STATE CONC	CA(54.53%),FL(9.92%),AZ(5.87%)
MAXIMUM CA ZIPCODE	0.94%

FIRST PAY DATE			August 1,2005		October 1,2006

RATE CHANGE DATE			October 1,2006		November 1,2006

MATURITY DATE			July 1,2035		September 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,107	$305,425,108.86	100.00%
Total	1,107	$305,425,108.86	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	12	$3,660,170.29	1.20%
LIBOR	10	2,050,288.61	0.67
MTA	1,085	299,714,649.96	98.13
Total	1,107	$305,425,108.86	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	31	$2,355,297.00	0.77%
100,001—200,000	237	37,544,072.20	12.29
200,001—300,000	383	96,471,816.27	31.59
300,001—400,000	364	127,488,518.00	41.74
400,001—500,000	74	31,257,016.48	10.23
500,001—600,000	13	7,122,941.95	2.33
600,001—700,000	5	3,185,446.96	1.04
Total	1,107	$305,425,108.86	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	52	$14,200,832.84	4.65%
1.001—1.250	6	1,505,165.30	0.49
1.251—1.500	14	4,237,600.00	1.39
1.501—1.750	4	1,159,598.32	0.38
1.751—2.000	22	4,563,219.77	1.49
2.001—2.250	2	326,440.88	0.11
2.501—2.750	3	566,648.42	0.19
2.751—3.000	3	606,750.00	0.20
3.001—3.250	9	1,893,732.04	0.62
3.251—3.500	2	449,291.80	0.15
3.501—3.750	3	838,538.23	0.27
4.001—4.250	3	440,293.76	0.14
4.501—4.750	1	215,728.24	0.07
4.751—5.000	2	362,064.44	0.12
5.251—5.500	1	347,376.82	0.11
6.001—6.250	1	146,888.81	0.05
6.501—6.750	2	551,753.46	0.18
6.751—7.000	2	154,260.92	0.05
7.001—7.250	35	9,751,997.56	3.19
7.251—7.500	74	20,707,255.63	6.78
7.501—7.750	132	36,124,478.00	11.83
7.751—8.000	168	45,091,505.30	14.76
8.001—8.250	218	61,728,776.55	20.21
8.251—8.500	161	48,627,141.41	15.92
8.501—8.750	74	19,288,949.86	6.32
8.751—9.000	53	13,308,158.33	4.36
9.001—9.250	33	9,450,046.17	3.09
9.251—9.500	14	4,476,601.42	1.47
9.501—9.750	9	3,046,156.30	1.00
9.751—10.000	4	1,257,858.28	0.41
Total	1,107	$305,425,108.86	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 1.000	1	$347,376.82	0.11%
1.501—1.750	1	146,888.81	0.05
1.751—2.000	1	160,616.33	0.05
2.001—2.250	2	495,696.53	0.16
2.251—2.500	16	4,558,534.01	1.49
2.501—2.750	44	11,756,470.56	3.85
2.751—3.000	115	29,909,072.54	9.79
3.001—3.250	154	41,879,778.79	13.71
3.251—3.500	217	58,873,876.42	19.28
3.501—3.750	284	82,548,423.01	27.03
3.751—4.000	70	19,581,005.71	6.41
4.001—4.250	81	20,715,142.15	6.78
4.251—4.500	69	18,563,310.88	6.08
4.501—4.750	22	6,388,443.34	2.09
4.751—5.000	17	5,308,746.59	1.74
5.001—5.250	8	2,718,139.85	0.89
5.251—5.500	5	1,473,586.52	0.48
Total	1,107	$305,425,108.86	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	1	$163,000.00	0.05%
9.751—10.000	945	260,822,599.73	85.40
10.501—10.750	5	1,357,589.77	0.44
10.751—11.000	85	21,502,431.73	7.04
11.751—12.000	70	21,208,912.65	6.94
12.501—12.750	1	370,574.98	0.12
Total	1,107	$305,425,108.86	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	999	$274,508,485.17	89.88%
480	108	30,916,623.69	10.12
Total	1,107	$305,425,108.86	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	572	$165,326,173.13	54.13%
115	535	140,098,935.73	45.87
Total	1,107	$305,425,108.86	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$463,648.40	0.15%
351—360	997	274,044,836.77	89.73
471—480	108	30,916,623.69	10.12
Total	1,107	$305,425,108.86	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	94	$27,002,945.30	8.84%
1—6	1,007	276,663,041.64	90.58
7—12	4	1,295,473.52	0.42
13 >=	2	463,648.40	0.15
Total	1,107	$305,425,108.86	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$160,000.00	0.05%
26—30	4	684,317.15	0.22
31—35	11	1,970,365.61	0.65
36—40	6	1,205,066.51	0.39
41—45	12	3,066,562.64	1.00
46—50	16	4,319,620.52	1.41
51—55	27	6,621,562.04	2.17
56—60	46	12,038,553.20	3.94
61—65	37	10,232,918.67	3.35
66—70	97	26,702,395.32	8.74
71—75	121	31,216,742.82	10.22
76—80	533	157,219,540.14	51.48
81—85	107	31,639,338.89	10.36
86—90	61	12,894,573.96	4.22
91—95	23	4,582,496.02	1.50
96—100	5	871,055.37	0.29
Total	1,107	$305,425,108.86	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$160,000.00	0.05%
26—30	4	684,317.15	0.22
31—35	11	1,970,365.61	0.65
36—40	6	1,205,066.51	0.39
41—45	12	3,066,562.64	1.00
46—50	16	4,319,620.52	1.41
51—55	27	6,861,756.71	2.25
56—60	46	11,900,606.72	3.90
61—65	36	10,055,911.62	3.29
66—70	112	30,701,879.29	10.05
71—75	117	29,305,914.66	9.60
76—80	625	185,376,645.43	60.69
81—85	5	1,468,336.65	0.48
86—90	80	16,586,664.32	5.43
91—95	9	1,761,461.03	0.58
Total	1,107	$305,425,108.86	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	3	$781,968.00	0.26%
620—639	134	38,266,107.64	12.53
640—659	150	40,086,893.17	13.12
660—679	189	51,644,440.47	16.91
680—699	163	46,229,103.05	15.14
700—719	122	33,000,504.69	10.80
720—739	111	30,863,086.71	10.10
740—759	84	23,987,463.50	7.85
760—779	71	19,912,068.45	6.52
780—799	51	13,346,800.70	4.37
800 >=	29	7,306,672.48	2.39
Total	1,107	$305,425,108.86	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Doc	105	$25,692,493.82	8.41%
No Doc/NINA	176	51,511,680.56	16.87
No Ratio/NORA	108	36,079,447.36	11.81
Reduced Doc	718	192,141,487.12	62.91
Total	1,107	$305,425,108.86	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	168	$41,247,992.69	13.51%
Owner Occupied	891	251,965,956.10	82.50
Second Home	48	12,211,160.07	4.00
Total	1,107	$305,425,108.86	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	39	$13,392,746.62	4.38%
Fourplex	9	4,530,248.88	1.48
Hi Rise Condo	15	4,075,903.91	1.33
Low Rise Condo	134	31,458,872.43	10.30
PUD	157	44,093,208.58	14.44
Single Family Residence	736	202,925,453.58	66.44
Townhouse	9	1,663,272.38	0.54
Triplex	8	3,285,402.48	1.08
Total	1,107	$305,425,108.86	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	108	$24,849,656.21	8.14%
Refi—Cash Out	799	224,027,565.57	73.35
Refi—No Cash Out	200	56,547,887.08	18.51
Total	1,107	$305,425,108.86	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	127	$34,325,688.93	11.24%
6	11	3,227,410.67	1.06
12	179	48,425,042.23	15.85
24	51	15,836,579.62	5.19
36	739	203,610,387.41	66.66
Total	1,107	$305,425,108.86	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$270,039.93	0.09%
AZ	79	17,923,655.10	5.87
CA	536	166,558,361.23	54.53
CO	10	2,248,650.77	0.74
CT	4	998,086.64	0.33
DC	3	540,582.38	0.18
FL	141	30,284,110.46	9.92
GA	9	1,748,311.86	0.57
HI	33	13,638,709.00	4.47
IA	1	102,883.77	0.03
ID	3	609,924.78	0.20
IL	17	4,293,484.52	1.41
IN	3	444,881.09	0.15
LA	1	58,429.71	0.02
MA	13	3,461,440.73	1.13
MD	21	5,665,693.60	1.86
ME	2	596,600.00	0.20
MI	9	993,015.03	0.33
MN	4	815,446.97	0.27
MO	1	75,939.51	0.02
NC	1	140,547.86	0.05
NE	3	476,994.16	0.16
NH	4	935,367.01	0.31
NJ	8	1,793,963.30	0.59
NM	2	308,976.37	0.10
NV	39	9,951,992.97	3.26
NY	7	2,696,861.40	0.88
OH	4	659,741.68	0.22
OR	20	4,639,851.27	1.52
PA	6	1,137,276.88	0.37
RI	3	803,988.73	0.26
SC	4	945,913.94	0.31
TN	3	309,915.35	0.10
TX	6	1,278,455.92	0.42
UT	6	1,299,765.08	0.43
VA	48	13,248,054.16	4.34
VT	1	176,000.00	0.06
WA	45	12,027,222.67	3.94
WI	6	1,265,973.03	0.41
Total	1,107	$305,425,108.86	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	279	$86,662,109.38	28.37%
15.00 or less	4	808,436.33	0.26
15.01—20.00	19	3,959,672.99	1.30
20.01—25.00	57	15,772,508.87	5.16
25.01—30.00	86	20,904,346.99	6.84
30.01—35.00	135	32,452,241.17	10.63
35.01—40.00	237	65,031,725.45	21.29
40.01—45.00	164	47,034,532.31	15.40
45.01—50.00	83	22,061,673.70	7.22
50.01—55.00	39	9,855,804.47	3.23
55.01—60.00	4	882,057.20	0.29
Total	1,107	$305,425,108.86	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.24%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	802	$212,843,135.81	69.69%
65.01—70.00	3	1,012,235.24	0.33
75.01—80.00	10	3,067,465.33	1.00
80.01—85.00	17	5,468,268.70	1.79
85.01—90.00	267	80,483,698.67	26.35
90.01—95.00	8	2,550,305.11	0.84
Total	1,107	$305,425,108.86	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 88.70%.

  WMALT Mortgage Pass-Through Certificates
Series 2006-AR8 Group 2
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$541,918,871
TOTAL ORIGINAL BALANCE	$542,579,049

NUMBER OF LOANS	994

			Minimum		Maximum
AVG CURRENT BALANCE	$545,190		$60,708		$2,657,819
AVG ORIGINAL BALANCE	$545,854		$60,800		$2,667,527

WAVG GROSS COUPON	7.32%		1.00%		9.95%
WAVG GROSS MARGIN	3.53%		1.40%		6.55%
WAVG MAX INT RATE	10.23%		9.95%		11.95%

WAVG CURRENT LTV	75.31%		14.94%		95.54%

WAVG FICO SCORE	700		0		816

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	2	Month(s)

WAVG NEG AM LIMIT	112%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	372	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	371	Month(s)	346	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	14	Month(s)

NZ WAVG PREPAY TERM	29	Month(s)	6	Month(s)	36	Month(s)

TOP STATE CONC	CA(71.62%),VA(4.83%),FL(4.79%)
MAXIMUM CA ZIPCODE	0.85%

FIRST PAY DATE			August 1,2005		October 1,2006

RATE CHANGE DATE			October 1,2006		November 1,2006

MATURITY DATE			July 1,2035		September 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	994	$541,918,870.82	100.00%
Total	994	$541,918,870.82	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	7	$4,934,901.69	0.91%
LIBOR	20	11,006,935.79	2.03
MTA	967	525,977,033.34	97.06
Total	994	$541,918,870.82	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	1	$60,708.43	0.01%
100,001—200,000	37	6,338,449.93	1.17
200,001—300,000	74	18,974,647.22	3.50
300,001—400,000	95	33,118,060.23	6.11
400,001—500,000	294	134,352,342.13	24.79
500,001—600,000	226	124,117,739.89	22.90
600,001—700,000	109	70,655,475.83	13.04
700,001—800,000	57	42,346,797.08	7.81
800,001—900,000	32	27,180,397.46	5.02
900,001—1,000,000	28	27,100,539.11	5.00
1,000,001—1,100,000	6	6,356,290.51	1.17
1,100,001—1,200,000	7	7,994,763.69	1.48
1,200,001—1,300,000	6	7,489,699.15	1.38
1,300,001—1,400,000	7	9,435,797.60	1.74
1,400,001—1,500,000	7	10,298,614.85	1.90
1,500,001—1,600,000	1	1,528,000.00	0.28
1,600,001—1,700,000	2	3,342,121.86	0.62
1,800,001—1,900,000	1	1,896,451.04	0.35
1,900,001—2,000,000	1	1,930,733.83	0.36
2,100,001—2,200,000	1	2,127,000.00	0.39
2,500,001 >=	2	5,274,240.98	0.97
Total	994	$541,918,870.82	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	62	$39,057,014.35	7.21%
1.001—1.250	2	895,000.00	0.17
1.251—1.500	14	6,718,460.00	1.24
1.501—1.750	3	1,375,801.14	0.25
1.751—2.000	21	12,821,506.08	2.37
2.001—2.250	2	1,278,739.31	0.24
2.251—2.500	4	2,872,335.96	0.53
2.751—3.000	1	262,049.54	0.05
3.501—3.750	2	502,603.92	0.09
4.001—4.250	3	1,649,595.15	0.30
5.751—6.000	1	311,514.59	0.06
6.001—6.250	1	444,407.87	0.08
6.251—6.500	2	1,476,549.60	0.27
6.501—6.750	6	2,490,445.18	0.46
6.751—7.000	4	2,535,822.61	0.47
7.001—7.250	33	21,201,694.14	3.91
7.251—7.500	86	46,097,063.42	8.51
7.501—7.750	117	61,496,065.17	11.35
7.751—8.000	138	77,070,845.31	14.22
8.001—8.250	127	62,147,698.10	11.47
8.251—8.500	206	116,028,562.83	21.41
8.501—8.750	43	23,872,714.54	4.41
8.751—9.000	35	16,611,202.26	3.07
9.001—9.250	32	16,351,079.97	3.02
9.251—9.500	17	8,754,185.96	1.62
9.501—9.750	12	6,379,009.94	1.18
9.751—10.000	20	11,216,903.88	2.07
Total	994	$541,918,870.82	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.251—1.500	1	$311,514.59	0.06%
1.501—1.750	1	444,407.87	0.08
1.751—2.000	4	2,454,101.47	0.45
2.001—2.250	4	1,512,893.31	0.28
2.251—2.500	23	13,358,725.49	2.47
2.501—2.750	44	27,882,723.44	5.15
2.751—3.000	139	79,807,090.27	14.73
3.001—3.250	128	69,279,170.96	12.78
3.251—3.500	155	84,405,990.53	15.58
3.501—3.750	271	144,621,096.67	26.69
3.751—4.000	63	35,568,090.16	6.56
4.001—4.250	43	22,715,727.54	4.19
4.251—4.500	38	16,928,429.34	3.12
4.501—4.750	29	15,159,609.40	2.80
4.751—5.000	19	9,793,385.96	1.81
5.001—5.250	14	7,726,009.94	1.43
5.251—5.500	11	5,895,903.88	1.09
5.501—5.750	5	2,942,000.00	0.54
5.751—6.000	1	440,000.00	0.08
6.501—6.750	1	672,000.00	0.12
Total	994	$541,918,870.82	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	806	$432,404,836.74	79.79%
10.251—10.500	2	1,673,807.49	0.31
10.751—11.000	92	62,469,160.88	11.53
11.751—12.000	94	45,371,065.71	8.37
Total	994	$541,918,870.82	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	894	$487,777,555.57	90.01%
480	100	54,141,315.25	9.99
Total	994	$541,918,870.82	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	571	$317,990,885.10	58.68%
115	423	223,927,985.72	41.32
Total	994	$541,918,870.82	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	3	$2,351,400.43	0.43%
351—360	891	485,426,155.14	89.58
471—480	100	54,141,315.25	9.99
Total	994	$541,918,870.82	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	80	$37,821,753.94	6.98%
1—6	908	500,589,338.83	92.37
7—12	3	1,156,377.62	0.21
13 >=	3	2,351,400.43	0.43
Total	994	$541,918,870.82	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$597,562.53	0.11%
36—40	1	585,144.25	0.11
41—45	6	4,780,075.25	0.88
46—50	7	5,108,625.14	0.94
51—55	20	14,183,340.09	2.62
56—60	20	14,652,725.26	2.70
61—65	32	22,757,544.15	4.20
66—70	67	44,787,758.43	8.26
71—75	120	81,842,555.08	15.10
76—80	572	289,929,890.93	53.50
81—85	112	50,678,096.83	9.35
86—90	16	5,574,368.18	1.03
91—95	17	5,651,714.74	1.04
96—100	3	789,469.96	0.15
Total	994	$541,918,870.82	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$597,562.53	0.11%
36—40	1	585,144.25	0.11
41—45	5	3,520,430.36	0.65
46—50	7	5,108,625.14	0.94
51—55	21	15,442,984.98	2.85
56—60	20	14,652,725.26	2.70
61—65	32	22,757,544.15	4.20
66—70	76	53,115,867.86	9.80
71—75	119	78,483,179.09	14.48
76—80	673	334,661,794.98	61.75
81—85	3	977,459.34	0.18
86—90	25	8,783,242.75	1.62
91—95	11	3,232,310.13	0.60
Total	994	$541,918,870.82	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	2	$660,278.45	0.12%
600—619	3	1,035,816.44	0.19
620—639	115	56,989,914.78	10.52
640—659	141	69,034,406.48	12.74
660—679	151	86,657,663.54	15.99
680—699	127	69,518,310.04	12.83
700—719	122	66,271,524.62	12.23
720—739	105	59,482,057.33	10.98
740—759	80	46,145,781.65	8.52
760—779	73	42,347,603.06	7.81
780—799	56	31,737,736.20	5.86
800 >=	19	12,037,778.23	2.22
Total	994	$541,918,870.82	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Doc	61	$35,655,985.28	6.58%
No Doc/NINA	148	72,605,139.09	13.40
No Ratio/NORA	178	97,464,330.01	17.99
Reduced Doc	607	336,193,416.44	62.04
Total	994	$541,918,870.82	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	50	$23,016,174.60	4.25%
Owner Occupied	927	512,621,624.48	94.59
Second Home	17	6,281,071.74	1.16
Total	994	$541,918,870.82	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	23	$11,621,308.00	2.14%
Fourplex	1	1,330,767.22	0.25
Hi Rise Condo	7	3,253,113.97	0.60
Low Rise Condo	78	31,962,207.04	5.90
PUD	228	129,553,891.84	23.91
Single Family Residence	646	359,531,233.93	66.34
Townhouse	4	1,409,436.27	0.26
Triplex	7	3,256,912.55	0.60
Total	994	$541,918,870.82	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	346	$160,655,507.17	29.65%
Refi—Cash Out	483	275,233,315.63	50.79
Refi—No Cash Out	165	106,030,048.02	19.57
Total	994	$541,918,870.82	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	144	$92,230,370.56	17.02%
6	5	2,858,633.79	0.53
12	197	109,928,122.42	20.28
24	52	25,358,407.97	4.68
36	596	311,543,336.08	57.49
Total	994	$541,918,870.82	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$60,708.43	0.01%
AZ	31	15,761,782.55	2.91
CA	676	388,122,243.51	71.62
CO	6	5,123,435.45	0.95
CT	4	2,800,220.24	0.52
DC	2	1,635,350.00	0.30
FL	62	25,981,285.85	4.79
GA	12	5,347,966.97	0.99
HI	21	14,729,793.52	2.72
ID	3	723,706.03	0.13
IL	11	5,417,845.61	1.00
MA	4	1,616,423.29	0.30
MD	16	8,181,451.40	1.51
MI	1	622,570.51	0.11
MO	1	156,930.93	0.03
NH	1	259,380.41	0.05
NJ	8	3,215,735.89	0.59
NM	2	1,141,900.02	0.21
NV	13	4,894,533.82	0.90
NY	5	3,710,300.94	0.68
OH	1	187,671.28	0.03
OR	17	6,888,756.20	1.27
PA	5	1,510,605.99	0.28
RI	1	311,070.83	0.06
SC	1	305,448.66	0.06
TN	1	316,200.00	0.06
TX	3	3,476,129.37	0.64
UT	10	3,088,696.46	0.57
VA	53	26,168,112.98	4.83
WA	20	9,453,599.57	1.74
WI	1	151,783.08	0.03
WY	1	557,231.03	0.10
Total	994	$541,918,870.82	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	310	$164,581,273.92	30.37%
15.00 or less	11	5,504,961.22	1.02
15.01—20.00	12	9,403,760.83	1.74
20.01—25.00	39	21,399,158.80	3.95
25.01—30.00	52	30,909,013.15	5.70
30.01—35.00	93	46,948,194.60	8.66
35.01—40.00	206	114,388,027.61	21.11
40.01—45.00	170	87,850,729.52	16.21
45.01—50.00	79	49,561,359.24	9.15
50.01—55.00	20	10,627,738.70	1.96
55.01—60.00	2	744,653.23	0.14
Total	994	$541,918,870.82	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.57%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	558	$314,261,684.98	57.99%
60.00 or less	1	478,856.13	0.09
65.01—70.00	3	3,941,718.52	0.73
70.01—75.00	3	2,410,809.04	0.44
75.01—80.00	10	7,631,641.99	1.41
80.01—85.00	30	16,184,930.98	2.99
85.01—90.00	371	186,937,412.91	34.50
90.01—95.00	18	10,071,816.27	1.86
Total	994	$541,918,870.82	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 88.44%.

  WMALT Mortgage Pass-Through Certificates
Series 2006-AR8 Group 3
Mortgage Loans
Preliminary Collateral Information As of 09/01/06

TOTAL CURRENT BALANCE	$248,720,427
TOTAL ORIGINAL BALANCE	$248,698,254

NUMBER OF LOANS	902

			Minimum		Maximum
AVG CURRENT BALANCE	$275,743		$15,277		$658,702
AVG ORIGINAL BALANCE	$275,719		$15,300		$659,600

WAVG GROSS COUPON	8.03%		2.00%		9.88%
WAVG GROSS MARGIN	3.61%		1.60%		5.25%
WAVG MAX INT RATE	10.03%		9.50%		12.70%

WAVG CURRENT LTV	91.45%		80.99%		97.17%

WAVG FICO SCORE	701		619		816

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	115%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	378	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	376	Month(s)	346	Month(s)	480	Month(s)
WAVG SEASONING	3	Month(s)	0	Month(s)	14	Month(s)

NZ WAVG PREPAY TERM	34	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(27.44%),FL(26.01%),NV(10.09%)
MAXIMUM CA ZIPCODE	0.52%

FIRST PAY DATE			August 1,2005		October 1,2006

RATE CHANGE DATE			October 1,2006		December 1,2006

MATURITY DATE			July 1,2035		September 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	902	$248,720,426.61	100.00%
Total	902	$248,720,426.61	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
LIBOR	5	$1,870,003.71	0.75%
MTA	897	246,850,422.90	99.25
Total	902	$248,720,426.61	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	32	$2,391,543.12	0.96%
100,001—200,000	191	30,445,654.85	12.24
200,001—300,000	345	85,929,711.44	34.55
300,001—400,000	234	81,574,058.18	32.80
400,001—500,000	62	26,811,636.82	10.78
500,001—600,000	27	14,700,987.40	5.91
600,001—700,000	11	6,866,834.80	2.76
Total	902	$248,720,426.61	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	3	$1,371,437.12	0.55%
2.251—2.500	4	1,049,900.00	0.42
2.751—3.000	2	453,011.19	0.18
3.001—3.250	2	288,466.31	0.12
3.251—3.500	10	2,196,239.54	0.88
3.501—3.750	1	346,188.06	0.14
3.751—4.000	3	775,531.95	0.31
4.001—4.250	2	353,989.16	0.14
4.501—4.750	2	332,581.04	0.13
4.751—5.000	1	187,424.53	0.08
5.001—5.250	1	249,097.04	0.10
5.251—5.500	1	241,978.55	0.10
6.001—6.250	1	422,176.23	0.17
6.501—6.750	3	760,046.76	0.31
6.751—7.000	6	1,904,764.44	0.77
7.001—7.250	24	6,831,577.01	2.75
7.251—7.500	71	19,049,326.20	7.66
7.501—7.750	97	26,497,316.38	10.65
7.751—8.000	204	56,018,228.52	22.52
8.001—8.250	154	40,232,762.33	16.18
8.251—8.500	82	23,708,791.45	9.53
8.501—8.750	87	25,685,500.24	10.33
8.751—9.000	116	32,902,011.69	13.23
9.001—9.250	14	4,031,294.07	1.62
9.251—9.500	5	1,062,639.95	0.43
9.501—9.750	5	1,550,660.66	0.62
9.751—10.000	1	217,486.19	0.09
Total	902	$248,720,426.61	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$422,176.23	0.17%
2.001—2.250	4	1,051,417.58	0.42
2.251—2.500	9	2,946,602.05	1.18
2.501—2.750	21	6,106,082.70	2.45
2.751—3.000	75	20,262,223.65	8.15
3.001—3.250	111	30,635,748.38	12.32
3.251—3.500	210	57,049,563.57	22.94
3.501—3.750	158	42,532,956.24	17.10
3.751—4.000	91	24,477,009.27	9.84
4.001—4.250	92	27,768,685.27	11.16
4.251—4.500	110	30,250,872.99	12.16
4.501—4.750	10	2,694,975.32	1.08
4.751—5.000	5	1,053,553.19	0.42
5.001—5.250	5	1,468,560.17	0.59
Total	902	$248,720,426.61	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	1	$189,900.00	0.08%
9.751—10.000	845	230,516,339.82	92.68
10.501—10.750	5	1,660,808.42	0.67
10.751—11.000	36	12,099,465.03	4.86
11.001—11.250	10	2,904,445.56	1.17
11.251—11.500	3	701,185.87	0.28
12.001—12.250	1	350,316.45	0.14
12.501—12.750	1	297,965.46	0.12
Total	902	$248,720,426.61	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	775	$210,502,216.50	84.63%
480	127	38,218,210.11	15.37
Total	902	$248,720,426.61	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	3	$1,169,793.01	0.47%
115	899	247,550,633.60	99.53
Total	902	$248,720,426.61	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$679,325.78	0.27%
351—360	773	209,822,890.72	84.36
471—480	127	38,218,210.11	15.37
Total	902	$248,720,426.61	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	10	$2,774,528.00	1.12%
1—6	879	242,050,708.24	97.32
7—12	12	3,361,700.63	1.35
13 >=	1	533,489.74	0.21
Total	902	$248,720,426.61	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
81—85	1	$140,922.40	0.06%
86—90	360	96,253,547.38	38.70
91—95	426	121,534,335.72	48.86
96—100	115	30,791,621.11	12.38
Total	902	$248,720,426.61	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
86—90	592	$164,412,314.63	66.10%
91—95	310	84,308,111.98	33.90
Total	902	$248,720,426.61	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	1	$165,094.23	0.07%
620—639	32	9,684,964.41	3.89
640—659	83	20,896,265.57	8.40
660—679	189	54,978,655.00	22.10
680—699	167	46,095,413.11	18.53
700—719	129	36,017,828.52	14.48
720—739	119	32,721,142.67	13.16
740—759	92	25,980,379.24	10.45
760—779	63	14,629,222.64	5.88
780—799	23	7,030,720.41	2.83
800 >=	4	520,740.81	0.21
Total	902	$248,720,426.61	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Doc	23	$6,427,663.60	2.58%
No Doc/NINA	140	37,703,376.03	15.16
No Ratio/NORA	5	1,766,448.81	0.71
Reduced Doc	734	202,822,938.17	81.55
Total	902	$248,720,426.61	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	46	$11,976,094.81	4.82%
Owner Occupied	808	226,712,224.47	91.15
Second Home	48	10,032,107.33	4.03
Total	902	$248,720,426.61	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	30	$7,599,794.76	3.06%
Fourplex	2	523,653.58	0.21
Hi Rise Condo	9	2,432,802.76	0.98
Low Rise Condo	127	31,539,291.54	12.68
PUD	204	60,851,539.96	24.47
Single Family Residence	526	143,834,130.34	57.83
Townhouse	1	241,200.00	0.10
Triplex	3	1,698,013.67	0.68
Total	902	$248,720,426.61	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	463	$126,850,257.77	51.00%
Refi—Cash Out	217	58,474,047.45	23.51
Refi—No Cash Out	222	63,396,121.39	25.49
Total	902	$248,720,426.61	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	59	$15,890,683.74	6.39%
12	56	16,296,015.40	6.55
24	4	1,179,184.07	0.47
36	783	215,354,543.40	86.58
Total	902	$248,720,426.61	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AK	1	$121,269.91	0.05%
AL	3	861,640.76	0.35
AR	3	553,226.53	0.22
AZ	51	12,217,108.21	4.91
CA	186	68,257,276.81	27.44
CO	18	4,537,024.61	1.82
CT	7	1,706,454.23	0.69
DE	2	782,389.62	0.31
FL	241	64,689,098.69	26.01
GA	6	1,738,852.54	0.70
HI	5	1,197,813.49	0.48
ID	7	1,251,733.82	0.50
IL	29	6,761,420.39	2.72
IN	4	564,271.99	0.23
KY	5	835,867.04	0.34
LA	1	214,773.86	0.09
MA	1	342,000.00	0.14
MD	9	3,227,659.30	1.30
MI	53	9,943,495.83	4.00
MN	11	2,783,947.25	1.12
MO	8	1,287,070.40	0.52
MT	1	138,787.37	0.06
NC	1	395,371.65	0.16
ND	1	310,710.39	0.12
NH	1	351,269.84	0.14
NJ	13	4,677,732.47	1.88
NM	1	226,576.96	0.09
NV	88	25,092,130.69	10.09
OH	10	1,401,358.63	0.56
OK	3	457,190.19	0.18
OR	14	3,370,785.32	1.36
PA	21	5,113,703.39	2.06
RI	4	1,020,218.94	0.41
SC	3	452,086.71	0.18
TN	5	1,126,796.23	0.45
TX	16	2,263,135.93	0.91
UT	7	1,860,579.95	0.75
VA	23	7,101,041.83	2.86
WA	25	6,638,527.44	2.67
WI	11	1,951,216.82	0.78
WV	2	594,020.00	0.24
WY	1	302,790.58	0.12
Total	902	$248,720,426.61	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	9	$2,775,547.19	1.12%
15.00 or less	4	971,975.69	0.39
15.01—20.00	14	2,179,094.55	0.88
20.01—25.00	30	7,427,839.95	2.99
25.01—30.00	68	16,234,650.01	6.53
30.01—35.00	125	32,393,117.30	13.02
35.01—40.00	223	59,808,227.43	24.05
40.01—45.00	173	52,289,559.76	21.02
45.01—50.00	136	41,233,915.73	16.58
50.01—55.00	114	31,636,931.41	12.72
55.01—60.00	6	1,769,567.59	0.71
Total	902	$248,720,426.61	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 40.42%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	902	$248,720,426.61	100.00%
Total	902	$248,720,426.61	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 0.00%.